SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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REPAY HOLDINGS CORPORATION

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June 19, 2020
Dear Stockholder:
On behalf of the Board of Directors, I cordially invite you to attend the first Annual Meeting of Stockholders of Repay Holdings Corporation, which will be held virtually on Wednesday, August 5, 2020, commencing at 10:00 a.m., Eastern Time. To attend the Annual Meeting, you must register in advance at www.viewproxy.com/Repay/2020. The meeting can be accessed by visiting www.viewproxy.com/Repay/2020/VM or through the link you receive following registration, where you will be able to listen to the meeting live, submit questions and vote online. Questions related to the Annual Meeting or voting matters can be submitted by email to virtualmeeting@viewproxy.com or by telephone at 1-866-612-8937. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
All of our stockholders of record at the close of business on June 10, 2020 are entitled to attend and vote at the Annual Meeting. If you were a beneficial holder as of the record date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must show proof of ownership to attend the Annual Meeting, and you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote at the Annual Meeting.
In order to attend or vote at the Annual Meeting, you must register in advance at www.viewproxy.com/Repay/2020 prior to the deadline of August 3, 2020 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link and password that will allow you access to the meeting, to submit questions during the meeting and to vote at the meeting. You will not be able to attend the Annual Meeting in person.
Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying Proxy Statement so that your shares may be represented at the meeting. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the virtual meeting and for stockholders of record to vote your shares at the virtual meeting if you wish to do so.
Sincerely yours,
John Morris
Chief Executive Officer and Director

REPAY HOLDINGS CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, AUGUST 5, 2020
Notice is hereby given that the Annual Meeting of Stockholders of Repay Holdings Corporation, a Delaware corporation, will be held virtually on Wednesday, August 5, 2020, at 10:00 a.m., Eastern Time. The meeting can be accessed by visiting www.viewproxy.com/Repay/2020/VM or through the link provided following registration where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see the instructions beginning on page 2 of the attached Proxy Statement. You will be required to register in advance at www.viewproxy.com/Repay/2020 prior to the deadline of August 3, 2020 at 5:00 p.m., Eastern Time in order to attend the meeting. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in at www.viewproxy.com/Repay/2020/VM or via the link provided following registration. We believe that a virtual Annual Meeting provides greater access to those who want to attend, especially in light of current public health concerns, and therefore have chosen this format over an in-person meeting.
At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:
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To elect three Class I directors for terms expiring at the 2023 Annual Meeting of Stockholders;

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To ratify the appointment of Grant Thornton, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020; and

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To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board of Directors recommends that you vote “FOR” each of the nominees for Class I directors (Proposal No. 1) and “FOR” ratification of the proposed Independent Registered Public Accounting Firm (Proposal No. 2).
Our Board of Directors has fixed the close of business on June 10, 2020 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments. For 10 days prior to the Annual Meeting, a list of such stockholders will be available for inspection by any stockholder at our principal executive offices during normal business hours. In addition, the list will be available to any stockholder for examination online during the Annual Meeting. Instructions will be provided during the Annual Meeting regarding how to access the list during the Annual Meeting.
If you were a beneficial holder as of June 10, 2020 (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you must obtain a legal proxy, executed in your favor, from the holder of record in order to vote at the Annual Meeting.
We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Eastern Time, on August 5, 2020. Please allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time, on August 5, 2020.
Whether or not you plan to attend the virtual Annual Meeting, our Board of Directors urges you to read the attached Proxy Statement and submit a proxy or voting instructions for your shares via the internet or by telephone, or complete, date, sign and return your proxy card or voting instruction form in the pre-addressed, postage-paid envelope provided. We encourage you to submit your proxy or voting instructions via the internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions, please refer to “General Information — Voting Methods” beginning on page 3 of the attached Proxy Statement.
By Order of the Board of Directors,
Tyler B. Dempsey
General Counsel and Secretary
Atlanta, Georgia
June 19, 2020

i

REPAY HOLDINGS CORPORATION
3 West Paces Ferry Road, Suite 200
Atlanta, Georgia 30305
(404) 504-7472
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, AUGUST 5, 2020
GENERAL INFORMATION
Introduction
We are furnishing this Proxy Statement on behalf of the Board of Directors of Repay Holdings Corporation, a Delaware corporation, for use at our 2020 Annual Meeting of Stockholders, or at any adjournment or postponement of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually, at 10:00 a.m., Eastern Time, on Wednesday, August 5, 2020. The meeting can be accessed by visiting www.viewproxy.com/Repay/2020/VM or through the link provided following registration, where you will be able to listen to the meeting live, submit questions and vote online. If you plan to attend the virtual Annual Meeting, please see “General Information — Attendance at the Virtual Annual Meeting.” You will be required to register in advance at www.viewproxy.com/Repay/2020 prior to the deadline of August 3, 2020 at 5:00 p.m., Eastern Time in order to attend the meeting. There will be no physical location for stockholders to attend. Stockholders only may participate by logging in at www.viewproxy.com/Repay/2020/VM or through the link provided following registration.
Repay Holdings Corporation was formed upon the closing (the “Closing”) of the merger (the “Business Combination”) of Hawk Parent Holdings LLC (“Hawk Parent”) with a subsidiary of Thunder Bridge Acquisition, Ltd, (“Thunder Bridge”), a special purpose acquisition company, on July 11, 2019 (the “Closing Date”). On the Closing Date, Thunder Bridge changed its name to “Repay Holdings Corporation.”
We are headquartered in Atlanta, Georgia. Our legacy business was founded as M & A Ventures, LLC, a Georgia limited liability company doing business as REPAY: Realtime Electronic Payments (“REPAY LLC”), in 2006 by current executives John Morris and Shaler Alias. Hawk Parent was formed in 2016 in connection with the acquisition of a majority interest in the successor entity of REPAY LLC and its subsidiaries by certain investment funds sponsored by, or affiliated with, Corsair Capital LLC.
As used in this Proxy Statement, unless otherwise noted or unless the context otherwise requires, the terms “we”, “us”, “Repay” and the “Company” and similar references refer (1) before the Business Combination, to Hawk Parent and its consolidated subsidiaries and (2) from and after the Business Combination, to Repay Holdings Corporation and its consolidated subsidiaries. Throughout this section, unless otherwise noted or unless the context otherwise requires, “Thunder Bridge” refers to Thunder Bridge Acquisition. Ltd. prior to the consummation of the Business Combination. The term “Board” refers to our Board of Directors.
On or about June 22, 2020, we will begin mailing to all stockholders entitled to vote at the Annual Meeting this proxy statement and the enclosed proxy materials. Although not part of this proxy statement, we will also mail with this proxy statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, containing our financial statements for the fiscal year ended December 31, 2019.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on August 5, 2020:
This Proxy Statement and our Annual Report on Form 10-K are available for viewing and downloading at www.viewproxy.com/Repay/2020.
Voting Rights
We have two classes of common stock: Class A, which has one vote per share, and Class V, which has the number of votes equal to the number of Post-Merger Repay Units (as adjusted pursuant to the Exchange

Agreement to reflect the then-current conversion ratio of Post-Merger Repay Units into shares of Class A common stock, all as described in “Related Party Transactions-Hawk Parent Related Party Transactions”) held by such Class V holder at the time of such vote. The Class A common stock and Class V common stock generally vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law or our organizational documents.
The close of business on June 10, 2020, has been fixed as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, we had outstanding 52,355,622 shares of Class A common stock (including 2,562,645 shares of unvested restricted stock that have voting rights) and 34 shares of Class V common stock, representing 24,305,623 votes on behalf of Class V common stockholders. There are no cumulative voting rights in connection with the election of directors.
Quorum
For each proposal to be considered at the Annual Meeting, the holders of a majority of the number of shares entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Both abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals.
Distinction Between Holding Shares as a Stockholder of Record and as a Beneficial Owner
Some of our stockholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company or if you hold a share of Class V common stock, then you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote your shares at the Annual Meeting, provided you have properly pre-registered for the meeting. If you hold unvested shares of restricted stock granted under our equity incentive plan, you will be deemed to be a stockholder of record of those shares.
Beneficial Owner.   If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. In order to attend the Annual Meeting, you will need to provide proof of ownership, which may be uploaded during the registration process or emailed to virtualmeeting@viewproxy.com at the time you register. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will then need to upload the legal proxy during the registration process or email the legal proxy to virtualmeeting@viewproxy.com at the time you register to attend the Annual Meeting in order to receive the virtual control number which will allow you to vote your shares at the Annual Meeting.
If you are not a stockholder of record, please understand that we do not know that you are a stockholder or how many shares you own.
Attendance at the Virtual Annual Meeting
The Annual Meeting will be conducted completely online via the internet. Stockholders may attend and participate in the meeting by visiting www.viewproxy.com/Repay/2020/VM or clicking on the link provided in your invite which will be delivered to you via email following registration. In order to participate in the Annual Meeting, you must register in advance at www.viewproxy.com/Repay/2020 by August 3, 2020 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique link and password that will allow you access to the meeting and to submit questions during the meeting.
To access the Annual Meeting, you will need the event password that will be provided after registration. If you are a holder of record and you have misplaced your virtual control number or event password, please call Alliance Advisors at 1-866-612-8937 or e-mail virtualmeeting@viewproxy.com.
We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Eastern Time, on August 5, 2020. Please allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time, on August 5, 2020.
Stockholders who participate in the virtual Annual Meeting by way of the website above or the link provided following registration will be considered to have attended the meeting “in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.
By conducting our Annual Meeting completely online via the internet, we eliminate many of the costs associated with a physical meeting. In addition, we believe that a virtual meeting will provide greater access to those stockholders who want to attend, especially in light of the ongoing COVID-19 pandemic and related social distancing requirements and recommendations, and improve our ability to communicate more effectively with our stockholders during the meeting.
Voting Methods
The procedures for voting are as follows:
Stockholder of Record.   If you are a stockholder of record, you may vote in person at the virtual Annual Meeting, vote by proxy using a proxy card, vote by proxy over the telephone, or vote by proxy via the internet. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote in person, even if you have already voted by proxy. The vote you cast in person will supersede any previous votes that you may have submitted.
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By Mail: To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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Via the Internet: To vote through the internet, go to www.AALvote.com/RPAY and follow the on-screen instructions. To be counted, your internet vote must be received by 11:59 p.m., Eastern Time, on August 4, 2020.

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By Telephone: To vote by telephone, dial toll-free 1-866-804-9616 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card or voting instruction form. To be counted, your telephone vote must be received by 11:59 p.m., Eastern Time, on August 4, 2020.

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In Person: To vote in person, attend and vote at the virtual Annual Meeting at www.viewproxy.com/Repay/2020 or through the link provided following registration (you will need the virtual control number included on your proxy card to vote during the meeting).

Beneficial Owner.   If you are a beneficial owner of shares registered in the name of your broker, trustee, or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in that notice to ensure that your vote is counted. In order to attend the Annual Meeting, you will need to provide proof of ownership, which may be uploaded during the registration process or emailed to virtualmeeting@viewproxy.com at the time you register. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will then need to upload the legal proxy during the registration process or email the legal proxy to

virtualmeeting@viewproxy.com at the time you register to attend the Annual Meeting in order to receive the virtual control number which will allow you to vote your shares at the Annual Meeting. If you have properly submitted a legal proxy, you may vote at the Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email to vote during the meeting).
Voting Requirements
At the Annual Meeting, stockholders will consider and act upon (1) the election of three Class I directors for terms expiring at the 2023 Annual Meeting of Stockholders, (2) the ratification of the appointment of Grant Thornton, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020; and (3) such other business as may properly come before the Annual Meeting.
With regard to Proposal One (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast, and the three nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal One.
With regard to Proposal Two (Auditor Ratification), the affirmative vote of a majority of the votes cast is required to ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our Independent Registered public Accounting Firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote shares held in street name on this proposal without instructions from beneficial owners. As a result, we do not expect there will be any broker non-votes on this matter. We are not required to obtain the approval of our stockholders to select our Independent Registered Public Accounting Firm. However, if our stockholders do not ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2020, the Audit Committee of the Board will reconsider its selection.
Treatment of Voting Instructions
If you provide specific voting instructions, then your shares will be voted as instructed.
If you hold shares as the stockholder of record and submit a proxy without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends voting “FOR” all nominees listed in Proposal One, “FOR” the ratification of Grant Thornton as our Independent Registered Public Accounting Firm for the year ended December 31, 2020 in Proposal Two and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.
You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.
The persons identified as having the authority to vote the proxies also will have discretionary authority to vote, to the extent permitted by applicable law, in favor of the ratification of Grant Thornton as our Independent Registered Public Accounting Firm for the year ended December 31, 2020 in Proposal Two and such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons identified as having the authority to vote the proxies will vote on such matter in their own discretion.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a later proxy via the internet or by telephone, (iii) properly submitting a duly executed proxy bearing a later date, or (iv) voting your shares at the virtual Annual Meeting.
If you are the beneficial owner of shares held through a broker, trustee, or other nominee, then you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.
Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.
Costs of Proxy Solicitation
Repay will bear the expense of preparing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by our officers, directors and employees, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting by proxy will help to avoid additional expense.
Emerging Growth Company Status
We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2023; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Our Board is divided into three classes, each serving staggered, three-year terms:
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our Class I directors are Shaler Alias, Richard E. Thornburgh and Paul R. Garcia, and their current terms expire at this year’s Annual Meeting;

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our Class II directors are Robert H. Hartheimer, Jeremy Schein and Maryann Goebel, and their current terms expire at the 2021 Annual Meeting of Stockholders; and

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our Class III directors are William Jacobs, Peter J. Kight and John Morris, and their current terms expire at the 2022 Annual Meeting of Stockholders.

Action will be taken at the Annual Meeting for the election of three Class I directors. Mr. Alias, Mr. Thornburgh and Mr. Garcia, the nominees listed below, are currently directors of the company. Each director elected at the Annual Meeting will serve until the 2023 Annual Meeting or until his successor is elected and qualified. Proxies can be voted for only three nominees.
The Board has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of some other person or persons for any one or more of the nominees, then the proxies may be voted in accordance with the discretion of the named proxies “FOR” such substitute nominees.
Pursuant to the terms of the Founder Stockholders Agreement, dated July 11, 2019 among the Company and the founders party thereto (the “Founders’ Stockholders Agreement”), Shaler Alias has the right to serve on the Board for as long as he serves as President of the Company. Pursuant to the terms of the Company Sponsor Stockholders Agreement, dated July 11, 2019 (the “Corsair Stockholders Agreement”) among the Company and CC Payment Holdings, L.L.C. (together with its affiliates, “Corsair”), Corsair has have the right to designate one Class I director and one Class II director to serve on the Board for as long as Corsair beneficially owns 12% or more of the Company’s outstanding common stock (as defined in the Corsair Stockholders Agreement). As of June 10, 2020, Corsair beneficially owned more than 12% of our outstanding common stock, and therefore Corsair is entitled to nominate one director as a Class I director. Richard E. Thornburgh is Corsair’s designee to be a nominee as a Class I director. For more information on the stockholders agreements, see “Related Party Transactions — Transactions with Related Persons — Post-Business Combination Agreements.”
The name, age as of the record date, principal occupation for the last five years, selected biographical information and period of service as a director of Repay of the nominees for election as directors and for the continuing directors are set forth below.
Class I Nominees for Election for Terms Expiring at the 2023 Annual Meeting of Stockholders
Shaler Alias, age 40, has served as our President and a director since the Business Combination. He co-founded REPAY LLC in 2006 and has served as its President since 2008. From its formation in September 2016 through the Business Combination, Mr. Alias served as a member of the board of directors of Hawk Parent. Mr. Alias has also been a member of the board of directors of Repay Holdings, LLC since its formation in September 2013. Mr. Alias served as Vice President of Sales of REPAY LLC from 2006 to 2008. Prior to 2006, Mr. Alias co-founded and served as Director of Sales and Marketing for Capital Recovery Solutions, a collection agency that served community banks and consumer finance lenders. We believe that Mr. Alias is well-qualified to serve as a member of our Board because of the experience that he brings as a co-founder as well as his knowledge of the payments industry.
Richard E. Thornburgh, age 67, has served as a director since the Business Combination. Since December 2011, Mr. Thornburgh has served as a director of S&P Global, Inc. (NYSE: SPGI), a financial information and analytics company, where he serves as the chair of the financial policy committee and a member of the executive and audit committees. Mr. Thornburgh also serves as the Chair of the board of directors of Jackson Hewitt Tax Service Inc., a company that provides assisted tax preparation services and related financial products and which is a portfolio company of Corsair Capital LLC. He has held this position since June 2018. He previously served as a director of Capstar Financial Holdings, Inc., a publicly-traded bank holding company, from December 2008 to December 2019, and Newstar Financial, a commercial financing company, from December 2006 until December 2017, both of which were portfolio companies of Corsair Capital, LLC during his service. In addition, from May 2006 to April 2018, Mr. Thornburgh served on the board of directors of Credit Suisse AG, a publicly traded global financial institution. He served as Vice Chairman of the board, Chair of its risk committee, member of the audit and nominations and governance committees. From 1995 to 2005, he held a variety of executive and other board responsibilities at Credit Suisse Group AG, including Chief Financial Officer and Chief Risk Officer. Mr. Thornburgh was also the Chairman of the board of directors of Credit Suisse Holdings USA from December 2015 to April 2018. Mr. Thornburgh is a Senior Advisor and member of the investment committee of Corsair Capital LLC, which he joined in 2006. He also previously served a director of Reynolds America Inc. from December 2011 until December 2015. We believe Mr. Thornburgh is well-qualified to serve on our Board because of his familiarity with the capital markets and strategic transactions obtained through executive-level positions in investment banking and private equity, as well as his extensive experience in the financial services industry.
Paul R. Garcia, age 67, has served as a director since the Business Combination. Mr. Garcia served as Chairman and CEO of Global Payments Inc. (NYSE:GPN), a leading provider of credit card processing, check authorization and other electronic payment processing services, from June 1999 to May 2014. Mr. Garcia has served as a director of Truist Financial Corp. (NYSE:TFC), a bank holding company, since December 2019 (as well as a director of SunTrust Banks, Inc. (NYSE: STI) from August 2014 through December 2019). Mr. Garcia also serves as a director of Payment Alliance International. He previously served on the board of directors of The Dun & Bradstreet Corporation (from May 2012 until February 2019), West Corporation (from March 2013 until October 2017) and Global Payments Inc. (from February 2001 until May 2014). We believe that Mr. Garcia is well-qualified to serve as a member of our Board due to his extensive experience in the payment services industry.
Class II Directors Continuing in Office until the 2021 Annual Meeting of Stockholders
Robert H. Hartheimer, age 63, has served as a director since June 2018 (including service as a director of Thunder Bridge through the Business Combination). In December 2019, Mr. Hartheimer became an Organizer and Director Nominee of Monzo US, a subsidiary of a UK challenger bank and applicant for a National Bank Charter. Mr. Hartheimer has served as a director of Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”) (NASDAQ: THBR), a special purpose acquisition company, since August 2019. Mr. Hartheimer also serves as the Chairman of the audit committee of Thunder Bridge II. Mr. Hartheimer has also been an independent director of CardWorks, a privately held consumer lender and credit card servicer since 2017. Mr. Hartheimer is Co-Founder and Chief Regulatory Officer of CreditStacks, a fin-tech credit card originator since 2015 and the Founder and Managing Member of Hartheimer LLC, which provides senior-level consulting services to banks, investment firms and financial services companies on financial, regulatory, strategic and governance matters, since 2008. From 2002 to 2008, Mr. Hartheimer was a Managing Director at Promontory Financial Group, a regulatory consulting firm. In 1991, Mr. Hartheimer joined the Federal Deposit Insurance Corporation, where he and a small team created the Division of Resolutions to analyze and sell failed banks. He went on to serve as the Director of that division. Mr. Hartheimer’s other past positions include senior roles at investment banks, including Merrill Lynch, Smith Barney and Friedman Billings Ramsey. Mr. Hartheimer previously served on five boards of directors: Lending Club Asset Management, from 2016 to 2019, Higher One Holdings (NYSE: ONE), where he served as Chairman of the risk committee, from 2012 to 2016, Sterling Financial Corporation and Sterling Bank (NASDAQ: STSA), where he served as Chairman of the risk committee, from 2010 to 2014, the three E*Trade Banks, where he served as Chairman of the audit committee for such bank subsidiaries for part of this tenure from 2005 to 2008, and Merrick Bank, where he served as Chairman of its audit committee, from 1997 to 2003. We believe that Mr. Hartheimer is well-qualified to serve on our Board because he brings to it his extensive experience in the financial services industry, the bank regulatory community and investment banking.
Jeremy Schein, age 40, has served as a director since the Business Combination. From its formation in September 2016 through the Business Combination, Mr. Schein served as a member of the board of directors of Hawk Parent. Mr. Schein is a Managing Director of Corsair Capital LLC, which he joined in 2001 and where he serves as a member of its investment committee. Additionally, Mr. Schein has served as a director of NM Money Holdings Ltd., Personal Capital, Jackson Hewitt and Spring Venture Group, LLC since August 2012, October 2014, May 2018 and July 2018, respectively, all of which are portfolio companies of Corsair Capital LLC. We believe Mr. Schein is well-qualified to serve on our Board because of his experience in investing in the financial services sector as well as his overall financial and business expertise.
Maryann Goebel, age 69, has served as a director since the Business Combination. Ms. Goebel has been an IT management consultant, providing assessments and recommendations regarding IT management and coaching to chief information officers, since July 2012. Ms. Goebel has served as a director of Seacoast Banking Corporation of Florida (“Seacoast”) (NASDAQ:SBCF), a bank holding company, since February 2014. She is also a member of Seacoast’s audit committee and enterprise risk management committee and chairs its compensation and governance committee. From June 2009 to July 2012, Ms. Goebel served as Executive Vice President and Chief Information Officer of Fiserv, Inc. (“Fiserv”) (NASDAQ: FISV), where she was responsible for all internal Fiserv IT systems, as well as IT infrastructure, operations, engineering and middleware services. Ms. Goebel currently serves on the Arts and Sciences Advisory Board of Worcester Polytechnic Institute. In 2017, Ms. Goebel was awarded the CERT Certificate in Cybersecurity Oversight by the NACD. We believe that Ms. Goebel is well-qualified to serve as a member of our Board due to her extensive experience in the information technology industry.
Class III Directors Continuing in Office until the 2022 Annual Meeting of Stockholders
William Jacobs, age 78, has served as a director since the Business Combination. From its formation in September 2016 through the Business Combination, Mr. Jacobs served as a member of the board of directors of Hawk Parent. Mr. Jacobs has served as a director of Global Payments Inc. (NYSE: GPN) (“Global Payments”), a payment processing services company, since 2001, and as Chairman of Green Dot Corporation (NYSE: GDOT) (“Green Dot”), a financial services technology company, since June 2016 (and he has served as a director of Green Dot since April 2016). In addition, he currently serves as a member of Global Payments’ governance and nominating committee and compensation committee, served as Lead Independent Director of Global Payments from 2003 to May 2014, served as Chairman of the board of directors of Global Payments from June 2014 to September 2019, and has served as one of its business advisors since August 2002, and previously served on its audit committee and as Chair of its compensation committee. Mr. Jacobs also served as Interim Chief Executive Officer of Green Dot from January 2020 to March 2020. He previously served on the boards of directors of Asset Acceptance Capital Corp., a publicly-traded debt collection company, from 2004 to June 2013, when that company merged with Encore Capital Group, Inc. He also served as a member of the board of directors of Investment Technology Group, Inc., a publicly-traded electronic trading resources company, from June 1994 to March 2008, Alpharma, Inc., a publicly-traded specialty pharmaceutical company, from May 2002 to May 2006, and as a member of the Board of Trustees of The American University in Washington, D.C. from 1985 to 2001, of which he served as Chairman from 1997 to 2001. From 1995 to 2000, Mr. Jacobs served in various senior roles at MasterCard International, including as Senior Executive Vice President. Before joining MasterCard International, Mr. Jacobs co-founded Financial Security Assurance Inc. (FSA), where he served as Chief Operating Officer. Mr. Jacobs has served as an operating partner of Corsair Capital LLC since 2018. We believe Mr. Jacobs is well-qualified to serve on our Board based on his management experience and expertise in the payments and financial services industries.
Peter “Pete” J. Kight, age 64, has been the Chairman of our Board since the Business Combination and previously served as the Executive Chairman of Thunder Bridge since June 2018. Mr. Kight has 34 years of industry experience. He has been an Angel Investor and Advisor to Commerce Ventures, a Silicon Valley based venture capital firm focused on investing in innovations in the retail and financial services industries, since 2012. Mr. Kight previously served as a Co-Chairman and Managing Partner at Comvest Partners, a mid-market private investment firm, from 2010 — 2013, and then as a Senior Advisor at Comvest Partners from 2013 to 2015. He was the Founder, Chairman, and Chief Executive Officer of CheckFree Corporation (NASDAQ: CKFR), a provider of financial services technology, from 1981 until it was acquired by Fiserv (NASDAQ: FISV) in 2007. Mr. Kight then served as director and vice chairman of Fiserv following Fiserv’s acquisition of CheckFree from 2007 to 2012 (Vice Chairman from 2007 to 2010). Mr. Kight has served as a director of Bill.com Holdings, Inc. (NYSE: BILL), a provider of software that digitizes and automates back-office financial operations since May 2019. Mr. Kight previously served on the boards of directors of Akamai Technologies, Inc. (NASDAQ GS: AKAM), distributor of computing solutions and services, from 2004 to 2012, Manhattan Associates, Inc., (NASDAQ: MANH) a provider of supply chain planning and execution solutions, from 2007 to 2011, Kabbage, Inc., a technology-driven SME lending company, from 2015 to November 2017, Blackbaud, Inc. (NASDAQ: BLKB), a supplier of software and services specifically designed for nonprofit organizations, from 2014 to 2020, and as a director of Huntington Bancshares Incorporated (NASDAQ: HBAN), a regional bank holding company, from 2012 to 2020. Mr. Kight is also a member of the board of directors of Urjanet, Inc., a data analytics company focused primarily on energy, utility, and financial transaction data, from 2016 to present and Insightpool, LLC, a marketing data analytics business focused on earned influence marketing analytics, from 2015 to June 2018. He has been a Principal of Thunder Bridge Capital, LLC, since 2017. He holds more than a dozen patents and publications for electronic banking and payment systems. We believe that Mr. Kight is well-qualified to serve as a member of our Board due to his extensive financial services, operational, management and investment experience.
John Morris, age 51, has served as our Chief Executive Officer and a director since the Business Combination. He co-founded REPAY LLC and has served as its Chief Executive Officer since 2010. Mr. Morris served as President of REPAY LLC from 2006 to 2008. From its formation in September 2016 through the Business Combination, Mr. Morris served as a member of the board of directors of Hawk Parent. Mr. Morris has also been a member of the board of directors of Repay Holdings, LLC since its formation in September 2013. Prior to commencing his role as Chief Executive Officer of REPAY LLC, Mr. Morris served as the Executive Vice President of Sales and Marketing for Payliance, a payment processing, risk management and recovery solutions company, after its acquisition of Security Check Atlanta, a check processing and recovery solutions company, where he had served as President. From 1994 to 1997, Mr. Morris served in several corporate finance positions for Bass Hotels and Resorts, including Director of Corporate Finance. We believe that Mr. Morris is well-qualified to serve as a member of our Board because of the experience that he brings as a co-founder as well as his knowledge of the payments industry.
The Board recommends a vote “FOR” all nominees
listed in Proposal One for election to serve a three-year term on the Board.

EXECUTIVE OFFICERS OF REPAY
Our executive officers are elected annually and serve at the pleasure of the Board. The following sets forth the name, age as of the record date, position(s) with Repay and selected biographical information for our executive officers. The biographies of Messrs. Morris and Alias are provided above under “Proposal One: Election of Directors.”
Name	Age	Position
John Morris	51	Chief Executive Officer and Co-Founder, Director
Shaler Alias	40	President and Co-Founder, Director
Timothy J. Murphy	38	Chief Financial Officer
Jason Kirk	41	Chief Technology Officer
Susan Perlmutter	56	Chief Revenue Officer
Michael F. Jackson	57	Chief Operating Officer
Tyler B. Dempsey	46	General Counsel
Jacob H. Moore	32	Executive Vice President, Corporate Development and Strategy
Timothy “Tim” J. Murphy has served as our Chief Financial Officer since the Business Combination and as Chief Financial Officer of REPAY LLC since January 2014. Mr. Murphy has been a member of the board of directors of Repay Holdings, LLC since September 2016. He oversees our financial operations including accounting, tax, treasury, financial planning, reporting and investor relations. Prior to joining REPAY LLC, Mr. Murphy served as Director of Corporate Development for Amaya Gaming Group Inc. (now known as The Stars Group Inc.), a Canadian online and mobile gaming and interactive entertainment company, from January 2013 to January 2014. Mr. Murphy previously served as Director of Finance for Cadillac Jack, Inc., a company engaged in the design, development, and supply of electronic gaming machines, from August 2009 to December 2012. Mr. Murphy began his professional career as an investment banker at Credit Suisse.
Jason Kirk has served as Chief Technology Officer since the Business Combination and as Chief Technology Officer of REPAY LLC since December 2014. Prior to joining REPAY LLC, from May 2001 to December 2014, Mr. Kirk held various positions at CCBill, LLC, a provider of third-party payment processing, including leading a team that developed products and platform relating to card payment processing. In addition, Mr. Kirk served as an NBC Defense Specialist in the United States Marine Corps from August 1997 to May 2001.
Susan Perlmutter has served as Chief Revenue Officer since the Business Combination and as Chief Revenue Officer of REPAY LLC since January 2016. Ms. Perlmutter previously served as Chief Revenue Officer at Sigma Payment Solutions, Inc. (“Sigma”), a provider of electronic payment solutions to the automotive finance industry, from October 2012 to January 2016, and joined Repay LLC when it acquired Sigma in January 2016. In connection with its acquisition of Sigma, REPAY LLC agreed to retain Ms. Perlmutter’s services as its Chief Revenue Officer. Prior to Sigma, Ms. Perlmutter held various positions with PAYTEK Solutions, LLC a provider of payment processing services, from February 1995 to February 2011.
Michael “Mike” F. Jackson has served as Chief Operating Officer since the Business Combination and as Chief Operating Officer of REPAY LLC since October 2016. Prior to joining REPAY LLC, Mr. Jackson served in numerous executive roles for enterprise software and payment service providers, including as Senior Vice President, Business Unit Head Cash Management at D+H Ltd. (now known as Finastra), a global payments and lending technology provider, from January 2014 to June 2016 and as Vice President and the Head of EBPP Business/Community Financial Services for ACI Worldwide, Inc. a provider of electronic payments solutions, from August 2012 to December 2013. Prior to ACI Worldwide, Inc., Mr. Jackson worked for S1 Software Corp., from 2008 to 2012, until it was acquired by ACI Worldwide, Inc. Prior to 2008, he worked for the U.S.-based Regions Financial Corporation, where he was responsible for card and merchant services, internet banking and online products and services as Executive Vice President of Alternative Delivery, and President of the Internet Bank.

Tyler B. Dempsey has served as our General Counsel since September 2019. Prior to joining us, Mr. Dempsey provided legal counsel and support to REPAY LLC for more than nine years as outside counsel at Troutman Sanders LLP, where he served as a Partner since 2008. Prior to joining Troutman Sanders, Mr. Dempsey was an attorney at King & Spalding LLP.
Jacob “Jake” H. Moore has served as our Executive Vice President, Corporate Development and Strategy since March 2020. From January 2018 to March 2020, Mr. Moore served as the Head of Corporate Development for REPAY LLC. Previously, Mr. Moore served as Vice President, Corporate Development of REPAY LLC from January 2017 to December 2017. Before joining REPAY LLC, Mr. Moore was a private equity investment professional, serving as a Senior Associate at BlueArc Capital Management from May 2016 to January 2017 and as an Associate at Trinity Hunt Partners from March 2012 to June 2014. From 2010 to 2012, Mr. Moore was an investment banker in the Mergers and Acquisitions Group at SunTrust Robinson Humphrey.

CORPORATE GOVERNANCE
We have established corporate governance practices designed to serve the best interests of Repay and our stockholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market (“Nasdaq”). Our current Code of Ethics, Corporate Governance Guidelines and charters for the standing committees of the Board are available on our investor website at investors.repay.com under the heading “Corporate Governance.”
Set forth below is information regarding the meetings of the Board during 2019, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.
Committees and Meetings of the Board
Board Composition.   Our business affairs are managed under the direction of the Board. The Board consists of nine members, seven of whom qualify as independent within the meaning of the independent director guidelines of the Nasdaq Stock Market (“Nasdaq”).
Our Board is divided into three staggered classes of directors. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Our certificate of incorporation provides that our Board will consist of one or more members, and the number of directors may be increased or decreased from time to time by a resolution of our Board provided that the number of directors constituting the whole Board shall not be more than 15. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of our Board may have the effect of delaying or preventing changes in control of us.
We previously entered into a stockholders agreement with Thunder Bridge Acquisition LLC (the “Sponsor”), which agreement has since terminated pursuant to its terms, the Corsair Stockholders Agreement and the Founders’ Stockholders Agreement that provide or provided these parties with certain director nomination rights. These agreements are described further in this proxy statement under “Related Party Transactions — Transactions with Related Persons — Post-Business Combination Agreements.”
Each of our officers serve at the discretion of our Board and will hold office until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or officers.
Meetings of the Board.   Our Corporate Governance Guidelines provide that directors should be prepared for and attend Board meetings and actively participate in Board discussions. The Board met four times between the Closing of the Business Combination and December 31, 2019. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served.
Board Committees.   Our Board has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Technology Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.
Audit Committee.   The Audit Committee operates under a written charter, a copy of which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” The committee is responsible for, among other things:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

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helping to ensure the independence and performance of the independent registered public accounting firm;

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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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reviewing our policies on and oversees risk assessment and risk management, including enterprise risk management;

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reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and

•
approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee met two times between the Closing of the Business Combination and December 31, 2019. The current members of the Audit Committee are Paul R. Garcia, Maryann Goebel and Robert H. Hartheimer. Robert H. Hartheimer serves as chairperson of the Audit Committee. Each of the members of our Audit Committee satisfy the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of Nasdaq. The Board has determined that Mr. Hartheimer is an “Audit Committee financial expert,” as that term is defined in SEC rules.
Compensation Committee.   The Compensation Committee operates under a written charter, a copy of which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” The committee is responsible for, among other things:
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reviewing, approving and determining the compensation of our officers and key employees;

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reviewing, approving and determining the compensation and benefits, including equity awards, to directors for service on our Board or any committee thereof;

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administering our equity compensation plans;

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reviewing, approving and making recommendations to our Board regarding incentive compensation and equity compensation plans; and

•
establishing and reviewing general policies relating to compensation and benefits of our employees.

The Compensation Committee met three times between the Closing of the Business Combination and December 31, 2019. The current members of the Compensation Committee are Paul R. Garcia, William Jacobs and Jeremy Schein. William Jacobs serves as chairperson of the Compensation Committee. Each of the members of our Compensation Committee meet the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. For more information on the Compensation Committee, see “— Corporate Governance Policies — Consideration and Determination of Executive and Director Compensation.”
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” The committee is responsible for, among other things:
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identifying, evaluating and selecting, or making recommendations to the Board regarding, nominees for election to the Board and its committees;

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evaluating the performance of our Board and of individual directors;

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considering, and making recommendations to our Board regarding, the composition of our Board and its committees;

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reviewing developments in corporate governance practices;

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evaluating the adequacy of the corporate governance practices and reporting;

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reviewing related person transactions; and

•
developing, and making recommendations to our Board regarding, corporate governance guidelines and matters.

Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee shall work with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics, including such factors as business experience and diversity. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the number of current directors, the terms of the Stockholder Agreements, as well as the qualifications set forth in our Corporate Governance Guidelines. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our Board. Each director is expected to be an individual of high character, mature judgment and integrity. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers matters relating to the retirement of members, including term limits or age limits, as well as the director’s past attendance at meetings, participation in and contributions to the activities of the Board and Repay and other qualifications and characteristics set forth in the committee’s charter.
The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to our Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will: (i) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; (ii) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (iii) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (iv) adhere to our Code of Ethics.
The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a Board that best serves the needs of the company and the interests of its stockholders.
The Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders on a substantially similar basis as it considers other nominees. If any stockholder wishes to recommend candidates directly to our Nominating and Corporate Governance Committee, such stockholder may do so by sending timely notice to the Secretary and otherwise in accordance with the terms of our bylaws. To be timely, a stockholder’s notice shall be delivered to the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such stockholder’s notice shall set forth certain information about the stockholder giving the notice and the nominee and other representations and certifications as set forth in our bylaws.
The Nominating and Corporate Governance Committee met one time between the Closing of the Business Combination and December 31, 2019. The current members of the Nominating and Corporate Governance Committee are William Jacobs, Peter J. Kight and Richard E. Thornburgh. Peter J. Kight serves as chairperson of the Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee meet the requirements for independence under the applicable rules of Nasdaq.
Technology Committee.   The Technology Committee operates under a written charter, a copy of which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” Under the charter, the committee is responsible for, among other things:

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managing the risks associated with information technology, information and data security, cybersecurity, data privacy, disaster recovery and business continuity;

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establishing guidelines, policies, controls and procedures for monitoring and mitigating such technology risks;

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reviewing technology risk reports with management with respect to corrective actions for deficiencies;

•
evaluating, and making recommendations to our Board regarding, the effectiveness of our risk assessment processes; and

•
reviewing, and making recommendations to our Board regarding, our technology strategy, budget and key initiatives, and our technology position relative to our competitors.

The Technology Committee was established by the Board in November 2019 and did not formally meet during 2019. The current members of the Technology Committee are Maryann Goebel, Peter J. Kight and Richard E. Thornburgh. Maryann Goebel serves as chairperson of the Technology Committee. Each of the members of our Technology Committee meet the requirements for independence under the under the applicable rules of Nasdaq.
Director Independence
Our common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit Committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation Committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.
In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the Compensation Committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board has determined that Ms. Goebel and Messrs. Hartheimer, Jacobs, Thornburgh, Kight, Schein and Garcia are “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act. Messrs. Morris and Alias are not considered independent.
Corporate Governance Policies
In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below:

Code of Ethics.   Our Code of Ethics, which we refer to as the “Code of Ethics,” applies to all of our directors, officers and employees. The Code of Ethics is available on our investor website at investors.repay.com under the heading “Corporate Governance.” We intend to post any amendments to or any waivers from a provision of our Code of Ethics on our website.
Corporate Governance Guidelines.   Our Board adopted the Repay Corporate Governance Guidelines, which give effect to Nasdaq’s requirements related to corporate governance and various other corporate governance matters. The Corporate Governance Guidelines reflect the Board’s commitment to effective corporate governance of Repay, with a view to enhancing long-term stockholder value. Topics addressed in the Corporate Governance Guidelines include:
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role and responsibility of the Board;

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independence of the Board;

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director qualifications;

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committees of the Board;

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director orientation and continuing education;

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expectations of directors;

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limitations on other board service;

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management succession planning;

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evaluation of Board performance; and

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communications with stockholders.

A copy of the Corporate Governance Guidelines is available on our investor website at investors.repay.com under the heading “Corporate Governance.”
Risk Management.   Repay’s management is responsible for day-to-day risk management of the company, subject to oversight by the Board and its committees with regard to the major risks inherent in our business, including strategic, regulatory, compliance, operational, financial, reputational and cybersecurity risks, and the efforts of management to address and mitigate such risks.
The Board receives regular reports concerning our risk assessment and risk management from the Audit Committee, which meets periodically with our independent auditors, with our General Counsel and with management, to discuss the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. In addition to receiving regular reports from the Audit Committee related to financial risk exposures, the Board also reviews information regarding other risks through regular reports of its other committees, including information regarding compensation related risk from the Compensation Committee, governance related risk from the Nominating and Corporate Governance Committee and cybersecurity related risk from the Technology Committee.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks that we face.
Executive Sessions of Independent Directors.   Our Corporate Governance Guidelines provide that the independent directors shall meet in executive session on a periodic basis but no less than twice per year. At executive sessions, our independent directors meet without management or any affiliated directors present. The Board believes that executive sessions foster free and open communication among the independent directors, which will ultimately add to the effectiveness of the Board, as a whole.
Consideration and Determination of Executive and Director Compensation.   The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, our overall performance and the Chief Executive Officer’s recommendations. In addition, the Compensation

Committee has engaged an independent compensation consultant to advise regarding the status of Repay’s executive officer compensation in relation to comparable companies.
Management plays a significant role in the executive compensation-setting process. The most significant aspects of management’s role are:
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evaluating employee performance;

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preparing information for Compensation Committee meetings;

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establishing business performance targets and objectives;

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providing background information regarding Repay’s strategic objectives; and

•
recommending salary levels and equity awards.

From time to time, the Compensation Committee may invite to its meetings any director, member of management and such other persons as it deems appropriate in order to carry out its responsibilities. Typically, Mr. Morris reviews the performance of senior management and make recommendations on compensation levels, and Mr. Dempsey advises the committee on legal matters and prepares documents for the committee’s consideration. In addition, these officers answer questions posed by the committee. Also, the Board has delegated authority to Repay’s Chief Executive Officer to grant equity awards to employees other than executive officers, subject to certain parameters.
Under our Corporate Governance Guidelines, the compensation of independent directors is determined by the Board upon recommendation of the Compensation Committee. The guidelines further provide that non-employee directors are expected to receive a meaningful portion of their annual retainer in the form of equity. Employee directors are not paid additional compensation for their services as directors.
Restrictions on Short Sales or Speculative Transactions by All Directors and Employees.   The Board believes that it is undesirable for our directors, officers and employees to engage in hedging or speculative transactions that may put the personal gain of the insider in conflict with the best interests of the Company and our securityholders or otherwise give the appearance of impropriety. Therefore, directors, officers, and employees of Repay and its affiliates, whether or not in possession of material non-public information, are generally prohibited from: (i) trading in options, warrants, puts and calls or similar instruments on our securities on margin, and (ii) selling our securities “short” (i.e., selling stock that is not owned and borrowing the shares to make delivery).
Committee Authority to Retain Independent Advisors.   The charter of each of the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Technology Committee provides that the committee has the authority to retain independent advisors, counsel, experts and consultants, with all fees and expenses paid by Repay.
Board Leadership Structure.   Our current Board leadership structure separates the positions of Chief Executive Officer and Chairperson of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our Board Chairperson, who is an independent member of the Board, is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. The Board believes that this is the most appropriate structure at this time but will make future determinations regarding whether or not to separate the roles of Chair and Chief Executive Officer based on then-current circumstances.
Under our Corporate Governance Guidelines, when the Chairperson of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an “independent director,” a “Lead Director” shall be elected annually by plurality vote of the independent directors, pursuant to a secret ballot, following nomination by the Nominating and Corporate Governance Committee. The Lead Director would help coordinate efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management. A description of the position of Lead Director is set forth in Annex A to our Corporate Governance Guidelines, which is available on our investor website at investors.repay.com under the heading “Corporate Governance.” Currently, John Morris serves as our Chief Executive Officer, and the independent Chairman position is held by Peter J. Kight. Therefore, we do not currently have a Lead Director. We believe that the structure of our Board and its committees provides strong overall management of the Company.
Policy for Director Attendance at Annual Meetings.   Under our Corporate Governance Guidelines, each director is strongly encouraged to attend each Annual Meeting of Stockholders. This Annual Meeting will be our first annual meeting of stockholders.
Process for Stockholders to Send Communications to the Board.   Our Corporate Governance Guidelines provide that any stockholder who wishes to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the committees, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Secretary of the Company, 3 West Paces Ferry Road, Suite 200, Atlanta, Georgia 30305, who will forward such communications to the appropriate party, or (2) sending an e-mail to corpsecretary@repay.com. Such communications may be done confidentially or anonymously.

REPORT OF AUDIT COMMITTEE
Notwithstanding anything to the contrary set forth in any of Repay’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee operates under a written charter, a copy of which is available on the “Investors” page of our website, www.repay.com, under the “Corporate Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during fiscal 2019 and particularly with regard to the audited consolidated financial statements as of December 31, 2019 and December 31, 2018 and for the three years ended December 31, 2019.
The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has any current business or any family relationship with the Company or any of our subsidiaries or affiliates.
Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.
The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met ten times during the year ended December 31, 2019 (including two times following the closing of the Business Combination).
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee also discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed and discussed with the independent auditors the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2019 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.
Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Robert H. Hartheimer, Chairman
Maryann Goebel
Paul R. Garcia

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program offered to our principal executive officer and two other most highly compensated persons serving as executive officers as of December 31, 2019 (the “named executive officers”) for all services rendered in all capacities to the Company, or any of our subsidiaries, for the last two completed fiscal years, which individuals are:
•
John Morris, Chief Executive Officer;

•
Shaler Alias, President; and

•
Timothy Murphy, Chief Financial Officer.

We are an “emerging growth company,” within the meaning of the JOBS Act, and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.
Summary Executive Compensation Table
The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to the Company, or any of our subsidiaries, for the last two completed fiscal years.
Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)	Non-equity incentive plan compensation ($)(4)	Nonqualified deferred compensation earnings ($)	All other compensation ($)(5)	Total ($)
John Morris Chief Executive Officer	2019	355,000	1,675,432	8,682,199	—	177,500	—	14,200	10,904,331
	2018	355,000	—	—	—	125,000	—	14,200	494,200
Shaler Alias President	2019	305,000	936,367	3,472,880	—	152,500	—	12,200	4,878,946
	2018	305,000	—	—	—	125,000	—	12,200	442,200
Tim Murphy Chief Financial Officer	2019	275,000	1,183,840	5,209,319	—	206,250	—	11,000	6,885,409
	2018	215,050	107,525	—	—	—	—	8,602	331,177

(1)
Amounts reflect annual base salary paid for the fiscal year.

(2)
For 2018, represents annual cash award under our Annual Cash Incentive Program. For a discussion of the determination of these amounts, please see the section below entitled “— Narrative Disclosure to Summary Executive Compensation Table — Annual Cash Incentive Compensation Program.” For 2019, represents cash transaction bonuses paid in connection with the completion of the Business Combination.

(3)
Amounts shown are the aggregate grant date (July 11, 2019) fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in such valuation, see Note 2 to our audited financial statements for the fiscal year ended December 31, 2019, included in our Annual Report on Form 10-K.

(4)
Represents annual performance-based cash incentives. For a discussion of the determination of these amounts, please see the section below entitled “— Narrative Disclosure to Summary Executive Compensation Table — Annual Cash Incentive Compensation Program.”

(5)
Amounts reflect matching contributions made by the Company to each named executive officer’s 401(k) plan account.

Narrative Disclosure to Summary Executive Compensation Table
The following is a brief description of the compensation arrangements we have with each of our named executive officers and other compensation paid to our named executive officers.
Annual Cash Incentive Compensation Program
Fiscal 2018 Awards Program
As provided for in their employment agreements, the named executive officers have the opportunity to earn annual performance-based cash bonuses which are intended to compensate them for achieving both short-term company-wide and individual performance goals.

For fiscal 2018, Messrs. Morris and Alias were entitled under their employment agreements to:
(i)
a discretionary bonus of up to $25,000 and

(ii)
a performance-based bonus equal to the lesser of:

(a)
$125,000 and

(b)
The product of (x) the Company’s Adjusted EBITDA multiplied by (y) 0.0067, less $103,470.

For purposes of computing these performance-based annual bonuses, Adjusted EBITDA is calculated as described in “Management Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in Item 7 of our Annual Report on Form 10-K.
For fiscal 2018, Mr. Murphy was eligible for an annual cash bonus of 50% of his base salary. The amount of Mr. Murphy’s bonus was determined by Hawk Parent’s board and the CEO based on the Company’s achievement of an Adjusted EBITDA target of $35.1 million for the year (50%), progress towards achievement of the Company’s strategic goals (25%) and achievement of Mr. Murphy’s personal performance goals (25%).
Notwithstanding the establishment of the performance components and the formula for determining the cash incentive award payment amounts as described above, we had the ability to exercise positive or negative discretion and award a greater or lesser amount to the named executive officers than the amount determined by the annual cash incentive award formula if, in the exercise of its business judgment, we determined that a greater or lesser amount was warranted under the circumstances.
Actual 2018 Awards
For fiscal 2018, our Adjusted EBITDA was $36.8 million. Therefore, the product of (x) our Adjusted EBITDA multiplied by (y) 0.0067, less $103,470 was $143,090. Since this amount was more than $125,000, each of Messrs. Morris and Alias was paid an annual performance-based bonus of $125,000.
In fiscal 2018, Mr. Morris and Mr. Alias did not receive an additional discretionary bonus of up to $25,000 as contemplated by their employment agreements, but these amounts were considered when determining the amount of the transaction bonus to be awarded to each of Messrs. Morris and Alias upon the completion of the Business Combination.
Our fiscal 2018, Adjusted EBITDA of $36.8 million resulted in Mr. Murphy receiving the maximum allocation based on Adjusted EBITDA. In addition, Hawk Parent’s board and the CEO determined the Company’s strategic goals and Mr. Murphy’s personal goals were achieved. Accordingly, Mr. Murphy received a bonus award of $107,500 for fiscal 2018.
In fiscal 2018, we did not award a greater or lesser amount to the named executive officers than the amount determined by the annual cash incentive award formula.
Fiscal 2019 Awards Program
For fiscal 2019, Messrs. Morris and Alias were entitled under their new employment agreements to an annual cash performance-based bonus with a target of 50% of base salary based on the achievement of certain performance objectives as determined by our Board. For fiscal 2019, Mr. Murphy was entitled under his new employment agreement to an annual cash performance-based bonus with a target of 75% of base salary based on the achievement of certain performance objectives as determined by our Board.
For fiscal 2019, Hawk Parent’s board and the CEO determined the performance objectives to be based on our achievement of an Adjusted EBITDA target of $40.0 million (50%), achievement of personal and department performance goals tied to each of the named executive officer’s roles at the Company (25%) and Hawk Parent’s board’s and the CEO’s subjective assessment of personal effort and intrinsic value to the Company (25%).
Notwithstanding the establishment of the performance components and the formula for determining the cash incentive award payment amounts as described above, we had the ability to exercise positive or negative discretion and award a greater or lesser amount to the named executive officers than the amount determined by the annual cash incentive award formula if, in the exercise of its business judgment, we determined that a greater or lesser amount was warranted under the circumstances.
For purposes of computing these performance-based annual bonuses, Adjusted EBITDA is calculated as described in the section entitled “Management Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in Item 7 of our Annual Report on Form 10-K.
Actual 2019 Awards
Adjusted EBITDA for the combined year ended December 31, 2019 was $48.4 million, which resulted in each of the named executive officers receiving the maximum allocation based on Adjusted EBITDA. Our Compensation Committee determined that Messrs. Morris, Alias and Murphy each achieved 100% of their respective personal and departmental goals, as well as 100% of the amounts allocated to subjective assessment of personal effort and intrinsic value to the Company. Accordingly, each of Messrs. Morris, Alias and Murphy received performance-based cash bonuses in the following amounts: (i) Mr. Morris received an aggregate cash bonus totaling $177,500; (ii) Mr. Alias received an aggregate cash bonus totaling $152,500; and (iii) Mr. Murphy received an aggregate cash bonus totaling $206,250.
In fiscal 2019, we did not award a greater or lesser amount to the named executive officers than the amount determined by the annual cash incentive award formula.
Transaction Bonuses
During fiscal 2019, in addition to the annual cash incentive program, Messrs. Morris, Alias and Murphy received cash bonuses in connection with the Closing of the Business Combination in the following amounts: (i) Mr. Morris received an aggregate cash bonus totaling $1,675,432; (ii) Mr. Alias received an aggregate cash bonus totaling $936,367; and (iii) Mr. Murphy received an aggregate cash bonus totaling $1,183,840. These transaction bonuses reduced the amount of merger consideration otherwise payable to the equityholders of Hawk Parent pursuant to the Merger Agreement.
Employment Agreements
The employment arrangements we have with our named executive officers set forth in the Summary Compensation Table are summarized below.
Mr. Morris
On July 22, 2016, we (through our subsidiaries) entered into an employment agreement (“Mr. Morris’ Prior Employment Agreement”) with Mr. Morris, which set forth the terms and conditions of his services as Chief Executive Officer. Mr. Morris’ Prior Employment Agreement had an initial five-year term and automatically renewed for successive one-year periods unless either the Company or Mr. Morris gave written notice to the other at least ninety (90) days prior to the end of the applicable term.
Under the terms of Mr. Morris’ Prior Employment Agreement, he was entitled to receive an annual base salary of at least $355,000 and an annual discretionary cash bonus of up to $25,000 for fiscal year 2018 based on the achievement of certain strategic goals. Mr. Morris was also entitled to an annual cash performance-based bonus for fiscal year 2018 in an amount between $0 and $125,000 based on Adjusted EBITDA. For fiscal year 2018, such EBITDA Bonus was the lesser of either (a) $125,000 or (b) the product of (x) the Company’s Adjusted EBITDA multiplied by (y) 0.0067, less $103,470. Mr. Morris was eligible for employee benefits under our policies.
In connection with the Business Combination, we (through our subsidiaries) entered into a new employment agreement with Mr. Morris, dated January 21, 2019 (“Mr. Morris’ New Employment Agreement”), which sets forth the terms and conditions of his service as Chief Executive Officer. Mr. Morris’ New Employment Agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Morris’ New Employment Agreement, he is entitled to receive an annual base salary of at least $355,000. Mr. Morris is eligible for an annual cash performance-based bonus with a target amount of 50% of his base salary based on the achievement of certain performance objectives as established by our Board. Mr. Morris is eligible to participate in our employee benefit plans.
Mr. Morris’s New Employment Agreement also provides for severance benefits in the event of a termination of his employment by us without “Cause” (as defined in the agreement) or a non-renewal of the employment term by us or by Mr. Morris for “Good Reason,” (as defined in the agreement), including payment of an amount equal to the sum of his base salary and target annual bonus for each fiscal year during the 18-month period following his termination, vesting of time-based equity awards that would have vested during such 18-month period if Mr. Morris had remained employed and continued eligibility to vest in performance-based equity awards during such 18-month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Mr. Morris’s New Employment Agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.
Mr. Alias
On July 22, 2016 we (through our subsidiaries) entered into an employment agreement with Mr. Alias (“Mr. Alias’ Prior Employment Agreement”), which set forth the terms and conditions of his service as President and Secretary. The employment agreement had an initial five-year term and automatically renewed thereafter for successive one-year periods unless either the Company or Mr. Alias gave written notice to the other at least ninety (90) days prior to the end of the applicable term.
Under the terms of Mr. Alias’ Prior Employment Agreement, he was entitled to receive an annual base salary of at least $305,000 and an annual discretionary cash bonus of up to $25,000 for fiscal year 2018, based on the achievement of certain strategic goals. Mr. Alias was also entitled to an annual cash performance-based bonus for fiscal year 2018 in an amount between $0 and $125,000 based on Adjusted EBITDA. For fiscal year 2018, such bonus was the lesser of either (a) $125,000 or (b) the product of (x) the Company’s Adjusted EBITDA multiplied by (y) 0.0067, less $103,470. Mr. Alias was eligible for employee benefits under our policies.
In connection with the Business Combination, we (through our subsidiaries) entered into an employment agreement with Mr. Alias, dated January 21, 2019 (“Mr. Alias’ New Employment Agreement”), which sets forth the terms and conditions of his service as President. Mr. Alias’ New Employment Agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.
Under the terms of Mr. Alias’s New Employment Agreement, he is entitled to receive an annual base salary of at least $305,000. Mr. Alias is eligible for an annual cash performance-based bonus with a target amount of 50% of his base salary based on the achievement of certain performance objectives as established by our Board. Mr. Alias is eligible to participate in our employee benefit plans.
Mr. Alias’s New Employment Agreement also provides for severance benefits in the event of a termination of his employment by us without “Cause” (as defined in the agreement) or a non-renewal of the employment term by us or by Mr. Alias for “Good Reason,” (as defined in the agreement), including payment of an amount equal to the sum of his base salary and target annual bonus for each fiscal year during the 18-month period following his termination, vesting of time-based equity awards that would have vested during such 18-month period if Mr. Alias had remained employed and continued eligibility to vest in performance-based equity awards during such 18-month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Mr. Alias’s New Employment Agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.
Mr. Murphy
On July 22, 2016, we (through our subsidiaries) entered into an employment agreement with Mr. Murphy (“Mr. Murphy’s Prior Employment Agreement”), which set forth the terms and conditions of his service as

Chief Financial Officer. Mr. Murphy’s Prior Employment Agreement had an initial five-year term and automatically renewed thereafter for successive one-year periods unless either the Company or Mr. Murphy gave written notice to the other at least ninety (90) days prior to the end of the applicable term.
Under the terms of Mr. Murphy’s Prior Employment Agreement, he was entitled to receive an annual base salary of at least $170,000. Mr. Murphy was eligible for a cash bonus with a target amount of 50% of his base salary based on the attainment of certain performance criteria as established by our Board. Mr. Murphy was eligible to participate in our employee benefit plans.
In connection with the Business Combination, we (through our subsidiaries) entered into a new employment agreement with Mr. Murphy, dated January 21, 2019 (“Mr. Murphy’s New Employment Agreement”), which sets forth the terms and conditions of his service as Chief Financial Officer. Mr. Murphy’s New Employment Agreement has an initial three-year term and automatically renews thereafter for successive one-year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.
Under the terms of Mr. Murphy’s New Employment Agreement, he is entitled to receive an annual base salary of at least $275,000. Mr. Murphy is eligible for an annual cash performance-based bonus with a target amount of 75% of his base salary based on the achievement of certain performance objectives as established by our Board. Mr. Murphy is eligible to participate in our employee benefit plans.
Mr. Murphy’s New Employment Agreement also provides for severance benefits in the event of a termination of his employment by us without “Cause” (as defined in the agreement) or a non-renewal of the employment term by us or by Mr. Murphy for “Good Reason,” (as defined in the agreement), including payment of an amount equal to the sum of his base salary and target annual bonus for each fiscal year during the 18-month period following his termination, vesting of time-based equity awards that would have vested during such 18-month period if Mr. Murphy had remained employed and continued eligibility to vest in performance-based equity awards during such 18-month period subject to achievement of performance objectives. If such termination occurs within 24 months following or prior to and in anticipation of a change in control, the applicable period is 30 months following termination of employment. Mr. Murphy’s New Employment Agreement also contains certain restrictive covenants, including non-competition and non-solicitation covenants.
Equity-based Compensation
No equity-based compensation was awarded in fiscal 2018.
As contemplated under the terms of their new employment agreements, Messrs. Morris, Alias and Murphy were granted restricted stock awards of Repay in connection with the closing of the Business Combination in the amounts of 732,675, 293,070 and 439,605 shares, respectively. 50% of such awards are subject to time-based vesting and the remaining 50% are subject to performance-based vesting, in each case subject to the executive’s continued employment on the applicable vesting date. The time-based awards vest 25% on the first anniversary of the grant date and then 2.08 1∕3% monthly thereafter such that 100% of the time-based shares are vested by the fourth anniversary of the grant date. 50% of the performance-based awards vest upon the attainment of an average share price of $12.50 and the remaining 50% of such performance-based awards vest upon the attainment of an average share price of $14.00, in each case as determined based on the volume weighted trading price of such shares over any 20 trading days within any consecutive 30 trading days. All of such performance-based restricted stock awards vested during fiscal 2019. Notwithstanding the foregoing, all these restricted shares shall automatically accelerate upon a change in control (as defined in the award agreement), subject to the executive’s continued employment on the date of the change in control.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

	Option Awards					Stock Awards
Name	Number of Securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) exercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price (#)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested(1) (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested(2) (#)
John Morris	—	—	—					366,338	5,366,852
Shaler Alias	—	—	—					146,535	2,146,738
Tim Murphy	—	—	—					219,803	3,220,114

(1)
These represent time-based restricted stock awards of our Class A common Stock granted on July 11, 2019, which vest 25% on the first anniversary of the grant date and then 2.08 1∕3% monthly thereafter such that 100% of the time-based shares are vested by the fourth anniversary of the grant date. Notwithstanding the foregoing, all the restricted shares shall automatically accelerate upon a change in control (as defined in the award agreement), subject to the executive’s continued employment on the date of the change in control.

(2)
The aggregate dollar value of the restricted stock is based on $14.65 per share of Class A common stock on December 31, 2019.

Retirement Plans
We have established a qualified retirement plan under Section 401(k) of the Internal Revenue Code. The plan covers all employees, including our named executive officers. The plan provides for matching contributions of 100% of participant deferrals up to 3% of compensation and 50% of participant deferrals from 3% to 5% of compensation, with a maximum annual employer contribution of 4% of a participant’s compensation. The matching contribution formula is applied on a payroll to payroll basis.
Potential Payments Upon Termination or Change-In-Control
Pursuant to the terms of the new employment agreements for Messrs. Morris, Alias and Murphy, in the event of a termination of the executive’s employment by us without “Cause” (as defined in the agreements), by the executive for “Good Reason,” (as defined in the agreements), or a non-renewal by us, the executive is entitled to receive the following payments and benefits:
•
An amount equal to the sum of base salary and target annual bonus for each fiscal year during the Severance Period (as defined below), payable in installments;

•
Immediate vesting of all time-based equity awards that would have vested through the Severance Period;

•
All performance-based equity awards remain outstanding and eligible to vest based on achievement of performance objectives through the Severance Period; and

•
Outstanding stock options remain outstanding until the earlier of (i) the expiration of the Severance Period and (ii) the original expiration of the stock option.

The severance period is 18 months; provided that in the event such termination is on or within 24 months following a change in control or prior to and in anticipation of a change in control, the severance period is 30 months (such applicable period, the “Severance Period”). Such severance payments and benefits are subject to execution and non-revocation of a release of claims.
Pursuant to the terms of the new employment agreements, in the event of a termination due to death or incapacity, Messrs. Morris, Alias and Murphy are entitled to the annual bonus that would have been paid had the executive remained employed until the end of the applicable bonus period.

In the event of any termination of employment, Messrs. Morris, Alias and Murphy are entitled to a lump sum equal to (i) any earned but unpaid base salary, (ii) any earned but unpaid annual bonus, (iii) any unreimbursed business expenses and (iv) vested and accrued employee benefits, if any, to which the executive is entitled under employee benefit plans.
2019 Director Compensation
The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to each director for all services rendered in all capacities to our company, or any of its subsidiaries, for the last fiscal year.
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation on earnings ($)	All other compensation ($)	Total ($)
Peter Kight	21,250	170,000	—	—	—	—	191,250
Paul Garcia	21,250	170,000	—	—	—	—	191,250
Maryann Goebel	21,250	170,000	—	—	—	—	191,250
Robert Hartheimer	25,000	170,000	—	—	—	—	195,000
William Jacobs	25,000	170,000	—	—	—	—	195,000
Jeremy Schein	17,500	170,000	—	—	—	—	187,500
Richard Thornburgh	18,750	170,000	—	—	—	—	188,750

(1)
The aggregate dollar value of the restricted stock units is based on $13.66 per share of Class A common stock on September 20, 2019.

(2)
The aggregate number of stock awards outstanding for each director as of December 31, 2019 is 12,445.

Narrative Disclosure to Director Compensation Table
Prior to the consummation of the Business Combination, we did not maintain a compensation policy for our directors, and we did not pay any compensation to our directors. Following the Business Combination, we adopted a non-employee director compensation policy. Under such policy, we compensate our non-employee directors with a combination of cash and equity in the form of restricted stock units. In addition, we reimburse directors for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings.
Annual Cash Retainer
Under the non-employee director compensation policy, non-employee directors are entitled to an annual cash retainer of $30,000, which is paid quarterly in arrears on October 1, January 1, April 1 and July 1 of each year. For fiscal 2019, each non-employee director received an annual cash retainer of $7,500 on October 1.
Annual Equity Award
An annual equity award is awarded to incumbent directors who are nominated for re-election at the next stockholders’ meeting in the form of restricted stock units, calculated based on the closing price on the grant date (or the most recent trading day if such date is not a trading day) and rounded down to the nearest whole unit. Restricted stock units vest on the earlier of (x) the first anniversary of the date of grant and (y) the next regularly scheduled annual shareholder meeting occurring in the year following the year of the date of grant. Vesting also accelerates upon a change of control or termination from service as a result of the director’s death or disability. Vested restricted stock units are settled on the earlier of (x) the date the director undergoes a “separation from service” as defined in Section 409A of the Internal Revenue Code and (y) a change of control. For fiscal 2019, each director received an award of $170,000 in restricted stock units.

Committee and Committee Chair Fees
The non-employee director compensation policy also provides that non-employee directors serving as an Audit Committee member will receive an additional $7,500 cash payment annually. Directors serving as committee members of another committee (other than the Audit Committee) will receive an additional $5,000 cash payment annually. Such payments are made quarterly in arrears on October 1, January 1, April 1 and July 1 of each year.
Directors serving as committee chairpersons will receive additional cash compensation. The non-employee director compensation policy entitles the Audit Committee chairperson to $20,000, the Compensation Committee chairperson to $15,000 and all other committee chairpersons (other than audit and compensation) to $10,000 (in each case, on an annual basis). Such payments are made quarterly in arrears on October 1, January 1, April 1 and July 1 of each year.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee are Paul R. Garcia, William Jacobs and Jeremy Schein.
None of our executive officers currently serve, and in the past year has not served, (i) as a member of the Compensation Committee or the board of directors of another entity, one of whose executive officers served on our Compensation Committee, (ii) as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) as a member of the Compensation Committee of another entity, one of whose officers served on our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership Table
The following table sets forth certain information regarding the beneficial ownership of our Class A common stock, our Class V common stock and the Post-Merger Repay Units as of June 10, 2020. See “Related Party Transactions — Post-Business Combination Arrangements — Exchange Agreement” elsewhere in this proxy statement for further information on our Class V common stock and the Post-Merger Repay Units.
The information is provided with respect to (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our Class A common stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers, as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally deem a person to beneficially own any shares of our Class A common stock the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. Percentage of beneficial ownership is based on 52,355,622 shares of our Class A Common Stock (including 2,562,645 shares of unvested restricted stock that have voting rights) and 24,305,623 Post-Merger Repay Units outstanding on June 10, 2020.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. No director or executive officer has pledged any of the shares or units disclosed below. Unless otherwise noted, the business address of each of the following entities or individuals is 3 West Paces Ferry Road, Suite 200, Atlanta, Georgia 30305.
Name	Class A common stock(1)	% of Class	Class V common stock / Post-Merger Repay Units(2)	% of Class	Voting Power %(3)
Directors and Named Executive Officers:
John Morris(4)	845,312	1.6%	3,658,529	15.1%	5.9%
Shaler Alias(5)	315,979	*	3,318,073	13.7%	4.7%
Timothy Murphy(6)	401,914	*	463,965	1.9%	1.1%
Paul R. Garcia(12)	78,245	*	—	—	*
Maryann Goebel(12)	12,445	*	—	—	—
Robert H. Hartheimer(12)	67,614	*	—	—	*
William Jacobs(7)(12)	12,445	*	225,202	*	*
Peter J. Kight(12)	1,315,401	2.5%	—	—	1.7%
Jeremy Schein(8)(12)	12,445	*	—	—	—
Richard E. Thornburgh(9)(12)	29,045	*	—	—	*
All Directors and Executive Officers as a Group (14 persons)(12)	4,221,671	8.1%	8,460,884	34.8%	16.5%
5% Stockholders
CC Payment Holdings, L.L.C.(10)	—	—	14,364,816	59.1%	18.7%
Baron Small Cap Fund(11)	3,500,000	6.7%	—	—	4.6%

*
less than one percent.

(1)
Interests shown consist solely of Class A common stock and does not reflect the ownership of the Post-Merger Repay Units or the Class A common stock exchangeable therefore pursuant to the Exchange Agreement (described in “Related Party Transactions-Post-Business Combination Arrangements-Exchange Agreement”). Subject to the terms of the Exchange Agreement and the Hawk Parent Limited

Liability Company Agreement, each holder of a Post-Merger Repay Unit, subject to certain limitations, has the right to cause Hawk Parent to acquire all or a portion of its Post-Merger Repay Units for shares of our Class A common stock at a current exchange ratio of one share of Class A common stock for each Post-Merger Repay Unit exchanged (subject to adjustments for any subdivisions or combination of the Post-Merger Repay Units that is not accompanied by an identical subdivision or combination of our Class A common stock or, by any such subdivision or combination of our Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger Repay Unit). In connection with such exchange, the corresponding number of shares of Post-Merger Repay Units will be cancelled. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon exercise by such holder of its exchange right. As a result, beneficial ownership of Class V common stock and Post-Merger Repay Units is not reflected as beneficial ownership of shares of our Class A common stock for which such Post-Merger Repay Units may be exchanged.
(2)
Each holder of Post-Merger Repay Units also holds one share of Class V common stock and is entitled to a number of votes that is equal to the product of (i) the total number of Post-Merger Repay Units held by such holder multiplied by (ii) the exchange ratio between the Post-Merger Repay Units and Class A common stock, which is currently one-for-one. Subject to the terms of the Exchange Agreement, the Post-Merger Repay Units are currently exchangeable for shares of Class A common stock.

(3)
Represents percentage of voting power of our Class A common stock and Class V common stock voting together as a single class.

(4)
Represents securities held of record by (i) John Morris, individually, (ii) the 2018 JAM Family Charitable Trust dated March 1, 2018 (the “JAM Family Charitable Trust”) and (iii) JOSEH Holdings, LLC (together with the JAM Family Charitable Trust, the “Morris Entities”). John Morris owns all of the voting ownership interests of JOSEH Holdings, LLC and serves as the sole member of its board of managers. John Morris is the sole trustee of the JAM Family Charitable Trust. Mr. Morris has voting and investment power over the securities held by the Morris Entities. Mr. Morris has sole voting power over 4,503,841 shares and sole dispositive power over 4,024,866 shares. The number of shares of Class A common stock beneficially owned by Mr. Morris includes 478,975 shares of restricted Class A common stock that remain subject to time-based vesting. JOSEH Holdings has sole voting and dispositive power over 3,149,397 shares. Mr. Morris is an officer and director of the Company.

(5)
Represents securities held of record by (i) Shaler Alias, individually, and (ii) Alias Holdings, LLC (“Alias Holdings”). Shaler Alias owns all of the voting ownership interests of Alias Holdings. He also serves as the sole member of its board of managers. Mr. Alias has voting and investment power over the securities held by Alias Holdings. Mr. Alias has sole voting power over 3,634,052 shares and sole dispositive power over 3,464,608 shares. The number of shares of Class A common stock beneficially owned by Mr. Alias includes 169,444 shares of restricted Class A common stock that remain subject to vesting. Alias Holdings has sole voting and dispositive power over 3,172,988 shares. Mr. Alias is an officer and director of the Company.

(6)
Represents securities held of record by (i) Timothy Murphy, individually, and (ii) Yellow Rock Capital, LLC “Yellow Rock”). Timothy Murphy owns all of the voting interests in Yellow Rock. He also serves as its sole manager. Murphy has voting and investment power over the securities held by Yellow Rock. Mr. Murphy has sole voting power over 865,879 shares and sole dispositive power over 609,715 shares. The number of shares of Class A common stock beneficially owned by Mr. Murphy includes 256,164 shares of restricted Class A common stock that remain subject to vesting. Yellow Rock has sole voting and dispositive power over 463,965 shares. Mr. Murphy is an officer of the Company.

(7)
Excludes shares listed in footnote 10 below. Mr. Jacobs is an Operating Partner of Corsair Capital LLC.

(8)
Excludes shares listed in footnote 10 below. Mr. Schein is a Partner of Corsair Capital LLC.

(9)
Excludes shares listed in footnote 10 below. Mr. Thornburgh is a Senior Adviser of Corsair Capital LLC.

(10)
Based solely on information obtained from Amendment No. 3 to Schedule 13D filed with the SEC on June 2, 2020, and represents securities held of record by CC Payment Holdings, L.L.C. (the “Payment Holdings LLC”). Corsair Capital LLC is the general partner of (a) Corsair IV Management AIV, L.P. (“Corsair IV AIV”), which is the general partner of Corsair IV Payment Holdings Partners, L.P. (which holds all of the limited liability company interests of the Payment Holdings LLC), and (b) Corsair IV Management L.P. (“Corsair IV”), which is (i) the managing member of the Payment Holdings LLC, and (ii) the general partner of Corsair IV Payment Holdings Investors, L.P. (the majority limited partner of Corsair IV Payment Holdings Partners, L.P.) (collectively, the “Corsair Entities”). As such, each of the Corsair Entities may be deemed to have beneficial ownership of the securities held by Payment Holdings LLC. The Corsair Entities may be deemed to have shared voting power and dispositive power over the shares. The principal business address for each of the entities and the persons identified in this paragraph is c/o Corsair Capital, 717 Fifth Avenue, 24th Floor, New York, NY 10022.

(11)
Based solely on information contained in the Schedule 13G filed with the SEC on February 18, 2020, and represents securities held of record by BAMCO Inc., Baron Capital Group, Inc. and Ronald Baron, who have shared voting power and shared dispositive power over the shares. BAMCO Inc. (“BAMCO”) and Baron Capital Management, Inc. (“BCM”) are subsidiaries of Baron Capital Group, Inc. (“BCG”) and Ronald Baron owns a controlling interest in BCG. The principal business address for each of the entities and persons identified in this paragraph is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(12)
Includes 87,115 shares issuable on vesting of restricted stock units on the date of the Annual Meeting, including 12,445 for each of Paul R. Garcia, Maryann Goebel, Robert H. Hartheimer, William Jacobs, Peter J. Kight, Jeremy Schein and Richard E. Thornburgh,

Changes in Control
There are no arrangements, known to Repay, including any pledge by any person of securities of Repay or any of its parents, the operation of which may at a subsequent date result in a change in control of Repay.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. These executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner during the year ended December 31, 2019.

RELATED PARTY TRANSACTIONS
Transactions with Related Persons
Thunder Bridge Related Person Transactions
Founder Shares
Thunder Bridge Acquisition LLC (the “Sponsor”) held an aggregate of 6,450,000 shares of Thunder Bridge’s Class B ordinary shares prior to the Business Combination. Of those shares (sometimes referred to as “Founder Shares”), 2,335,000 were forfeited in connection with the closing (the “Closing”) of the Business Combination, as described below. In connection with the Business Combination, each of the issued and outstanding Founder Shares were converted into shares of Class A common stock.
Forward Contract
In connection with its initial public offering, Thunder Bridge entered into a Contingent Forward Purchase Contract (“Forward Contract”) with Monroe Capital, LLC (“Monroe Capital”), a member of the Sponsor, granting Monroe Capital the right to purchase, at its option exercised by consenting to Thunder Bridge’s initial business combination, 5,000,000 units of Thunder Bridge at $10.00 per unit, for aggregate gross proceeds of $50,000,000 in a private placement to occur concurrently with the completion of Thunder Bridge’s initial business combination. The Forward Contract also provided that, if Monroe Capital consented to a business combination, Monroe Capital would obtain a right of first refusal to participate in up-to 51% of any debt financing in such initial business combination and to act as lead arranger and agent in the debt financing.
On January 21, 2019, Monroe Capital, the Sponsor and Thunder Bridge executed a letter agreement relating to the Forward Contract pursuant to which Monroe Capital consented to the Business Combination. However, in order to facilitate the certain debt financing arrangements in connection with the Business Combination, Monroe agreed to waive its right of first refusal on debt financings of the Company in connection with the Transactions and both the Company and Monroe agreed that Monroe would not purchase any Units under the Forward Contract.
Insider Letter Agreement
Thunder Bridge also entered into a letter agreement with the Sponsor and its directors and officers (including Robert H. Hartheimer and Peter J. Kight), dated June 18, 2018 (the “Insider Letter Agreement”), containing provisions relating to lock-up restrictions applicable to the Founder Shares and other matters, including but not limited to, those relating to the trust account of Thunder Bridge and waiver of redemption rights. Pursuant to the Insider Letter Agreement, 4,115,000 shares held by the Sponsor were subject to lock-up restrictions until the earlier of (A) one year after the Closing of the Business Combination or (B) subsequent to the Business Combination, (x) if the last sale price of the shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property. On January 7, 2020, the lock-up restrictions expired because the closing price of our Class A common stock exceeded $12.00 per share for at least 20 trading days within the prescribed 30-trading day period.
Administrative Services Agreement and Related Matters
Thunder Bridge entered into an Administrative Services Agreement with First Capital Group, LLC, an affiliate of the Sponsor, pursuant to which Thunder Bridge agreed to pay a total of $10,000 per month for office space, administrative and support services to such affiliate. Upon completion of the Business Combination, Thunder Bridge ceased paying these monthly fees. Accordingly, the Sponsor’s affiliate was paid a total of $70,000 ($10,000 per month) for office space, administrative and support services and reimbursement for out-of-pocket expenses during the year ended December 31, 2019.

The Sponsor, its officers and directors, or any of their respective affiliates, were entitled to reimbursement for any out-of-pocket expenses incurred in connection with activities on behalf of Thunder Bridge, such as identifying potential target businesses and performing due diligence on suitable business combinations. The Audit Committee of Thunder Bridge reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and determined which expenses and the amount of expenses that will be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on behalf of Thunder Bridge; however, the amount of fees that Thunder Bridge was allowed to incur in connection with the Business Combination was capped at $1,500,000 under the Merger Agreement, unless such cap was waived or increased by Hawk Parent (however, see “Sponsor Letter Agreement” below for additional provisions regarding Thunder Bridge’s expenses and obligations).
Promissory Note
On April 15, 2019, Thunder Bridge executed a promissory note with the Sponsor, whereby Thunder Bridge may borrow up to $600,000. The note was non-interest bearing and matured on the date of the consummation of the Business Combination. All advances under the note were at the discretion of the Sponsor.
Registration Rights Agreement
Thunder Bridge entered into a registration rights agreement with respect to the Founder Shares, the warrants sold in a private placement prior to the Business Combination (the “Private Warrants”) and warrants issued upon conversion of working capital loans (if any). At the completion of the Business Combination, Thunder Bridge entered into an amendment to this agreement to cover the shares of Class A common stock of the Company owned by the parties thereto or issuable in exchange for warrants owned by the parties as registrable securities thereunder. Additionally, the amendment changed the registration rights so that they rank pari passu with the registration rights of the parties under the Repay Unitholders Registration Rights Agreement described below.
Sponsor Letter Agreement
Simultaneously with the execution of the Merger Agreement, the Sponsor entered into a letter agreement with Thunder Bridge and Hawk Parent (as amended, the “Sponsor Letter Agreement”), pursuant to which the Sponsor, at the Closing (i) forfeited 2,335,000 of its Founder Shares for cancellation and (ii) deposited with an escrow agent 2,965,000 of the shares of Class A common stock of the Company to be received in the Domestication to be held in escrow (such shares, the “Escrow Shares”), along with any earnings or proceeds thereon. The Sponsor Letter Agreement provided that fifty percent of the Escrow Shares would vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted have been at or above $11.50 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends), which escrow release criteria was achieved as of August 14, 2019. The Sponsor Letter Agreement further provided that 100% of the Escrow Shares would vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted have been at or above $12.50 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends), which escrow release criteria was achieved as of September 30, 2019.
The Sponsor Letter Agreement also provides that in the event that Thunder Bridge’s unpaid expenses and obligations as of the Closing are greater than $21.75 million, then the Sponsor will forfeit a number of Escrow Shares equal in value to the excess of such expenses and obligations over such cap, with each Escrow Share valued at the price per share paid to each Thunder Bridge shareholder who elected to redeem its shares in connection with the Business Combination. The aggregate unpaid expenses and obligations of Thunder Bridge as of the Closing were approximately $20,070,000. Accordingly, no Escrow Shares were forfeited.

Pursuant to the Sponsor Letter Agreement, the parties thereto consented to the Sponsor transferring 8,000,000 of its Private Warrants to certain of the PIPE Investors (as defined below) pursuant to the Lock-up Agreement (as defined below), and delivered to Thunder Bridge for cancellation its remaining Private Warrants after giving effect to such transfer, and the Sponsor waived with respect to its Private Warrants any rights that it might otherwise have to receive a $1.50 cash payment for each of its Private Warrants.
Subscription Agreements; Lock-up Agreements
On May 9, 2019, Thunder Bridge entered into the Subscription Agreements (each, a “Subscription Agreement”) with certain accredited investors and qualified institutional buyers (collectively, the “PIPE Investors”) pursuant to which Thunder Bridge agreed to issue and sell to the PIPE Investors an aggregate of 135,000,000 Thunder Bridge Class A ordinary shares, at a price of $10.00 per share, simultaneously with or immediately prior to the Closing (the “PIPE Investment”). The PIPE Investment closed on July 11, 2019, and the proceeds from the PIPE Investment were used to fund a portion of certain payments required in connection with the Business Combination. As part of the PIPE Investment, Peter J. Kight purchased 500,000 Class A ordinary shares, at a price of $10.00 per Class A ordinary share.
In connection with the PIPE Investment, on May 9, 2019, certain PIPE Investors, holding in the aggregate 8,000,000 shares, entered into a letter agreement by and among Thunder Bridge, the Sponsor and the PIPE Investors named therein (the “Lock-up Agreement”). Pursuant to the Lock-up Agreement, the PIPE Investors party thereto agreed, for a period commencing on the Closing and ending one hundred twenty (120) days thereafter, not to engage in a Prohibited Transfer (as defined in the Lock-up Agreement (which generally includes all sales, lending and other transfer arrangements, subject to specified exceptions)) with respect to the shares acquired by such PIPE Investor pursuant to the Subscription Agreement and the Private Warrants (and any shares issuable upon exercise of such Private Warrants) acquired by such PIPE Investor from the Sponsor pursuant to the Lock-up Agreement. In consideration for entering into the Lock-up Agreement, the Sponsor agreed to transfer to the PIPE Investors party to the Lock-up Agreement an aggregate of 8,000,000 Private Warrants held by the Sponsor. The Private Warrants transferred pursuant to the Lock-up Agreement were subject to the terms of a warrant amendment such that following such amendment and upon completion of the Business Combination they became exercisable for an aggregate of 2,000,000 Class A ordinary common stock (except that each of the PIPE Investors who received the Private Warrants waived its rights to receive the $1.50 cash payment for any warrant it holds).
Certain Forfeitures and Waivers
In connection with the PIPE Financing, on May 9, 2019, Cantor Fitzgerald & Co. (“Cantor”) entered into a letter agreement (the “Cantor Forfeiture Agreement”) with Thunder Bridge and Hawk Parent, pursuant to which Cantor agreed to forfeit all 350,000 of its Private Warrants and waived its rights to the right to receive payment of $1.50 to be paid to the holders of Warrants for each Warrant owned.
Simultaneously with the execution of the Merger Agreement, Thunder Bridge, Hawk Parent and the Sponsor, entered into a Waiver Agreement pursuant to which the Sponsor agreed to waive certain of its anti-dilution rights under Thunder Bridge’s Memorandum and Articles of Association that may have been otherwise triggered upon the completion of the financing transactions in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement.
Hawk Parent Related Person Transactions
Management Agreement
In September 2016, Hawk Parent entered into a management agreement with Corsair Investments, an affiliate of its significant equityholder Corsair, pursuant to which Corsair Investments agreed to provide management and consulting services to Hawk Parent in exchange for fees. This agreement was terminated in connection with the completion of the Business Combination (other than certain limitation of liability and indemnification provisions relating to periods prior to the termination). Hawk Parent paid to Corsair Investments $210,753 in the year ended December 31, 2019 in respect of management fees under the management agreement.

Hawk Parent Limited Liability Company Agreement
Certain of our executive officers, directors and Corsair are parties to the limited liability company agreement of Hawk Parent. During the year ended December 31, 2019, Hawk Parent declared and paid total cash tax distributions of approximately $6.92 million, of which approximately $3.76 million was paid to Corsair, approximately $416,000 was paid to Bill Jacobs, approximately $745,000 was paid to John Morris (including certain affiliated entities), approximately $943,000 was paid to Shaler Alias (including certain affiliated entities), approximately $268,000 was paid to Tim Murphy (including certain affiliated entities), approximately $218,000 was paid to Jason Kirk, approximately $78,000 was paid to Susan Perlmutter, approximately $93,000 was paid to Mike Jackson, and approximately $71,000 was paid to Jake Moore.
Sponsorship Agreement
In January 2018, Hawk Parent, through its subsidiary, entered into a sponsorship agreement with CapStar Bank (“CapStar”), an entity then affiliated with its significant equityholder Corsair, pursuant to which CapStar provides sponsorship to allow Hawk Parent’s subsidiary to settle processing transactions through the payment networks. During the year ended December 31, 2019, Hawk Parent’s subsidiary paid approximately $651,848 to CapStar pursuant to the Sponsorship Agreement. Hawk Parent and its subsidiaries maintain relationships with multiple sponsor banks, and we believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties. As of December 31, 2019, Corsair was no longer affiliated with CapStar.
Certain Business Combination Arrangements
In connection with the Business Combination, Hawk Parent fully accelerated the vesting of all outstanding profits interests of Hawk Parent that remained unvested at such time. All outstanding profits interests, including those unvested profits interests that became vested profits interests in connection with the Business Combination, were exchanged into Hawk Parent units immediately prior to the Closing based on the fair market value of such profits interests as determined pursuant to the terms of the existing limited liability company agreement of Hawk Parent at that time. Under the terms of the Merger Agreement, at the effective of the Business Combination, the Hawk Parent units (including those issued in exchange for unvested profits interests) were converted into the right to receive (i) certain cash consideration at Closing, (ii) certain units representing non-voting limited liability company interests in Hawk Parent (the “Post-Merger Repay Units”), and (iii) the contingent right to receive additional Post-Merger Repay Units (as discussed below under “Post-Business Combination Arrangements — Earn-Out Units”). The Merger Agreement also contained provisions regarding certain escrows, holdbacks and post-Closing adjustments. The aggregate amount of cash consideration paid at Closing under the Merger Agreement in respect of Hawk Parent units was approximately $260.8 million, and the aggregate number of Post-Merger Repay Units issued at Closing under the Merger Agreement in respect of Hawk Parent units was 21,985,297. Of such aggregate cash consideration paid at Closing in respect of the Hawk Parent units, approximately $177.4 million was paid to Corsair, approximately $32.5 million was paid to Mr. Morris (including certain affiliated entities), approximately $29.6 million was paid to Mr. Alias (including certain affiliated entities), approximately $3.7 million was paid to Mr. Murphy (including certain affiliated entities), approximately $3.1 million was paid to Mr. Kirk, approximately $1.4 million was paid to Ms. Perlmutter, approximately $1.1 million was paid to Mr. Jackson, approximately $821,000 was paid to Mr. Moore, and approximately $1.8 million was paid to Mr. Jacobs. Of such aggregate Post-Merger Repay Units issued at Closing in respect of the Hawk Parent units, 14,952,465 Post-Merger Repay Units were issued to Corsair, 2,738,905 Post-Merger Repay Units were issued to Mr. Morris (including certain affiliated entities), 2,492,629 Post-Merger Repay Units were issued to Mr. Alias (including certain affiliated entities), 312,704 Post-Merger Repay Units were issued to Mr. Murphy (including certain affiliated entities), 257,261 Post-Merger Units were issued to Mr. Kirk, 118,458 Post-Merger Units were issued to Ms. Perlmutter, 90,992 Post-Merger Units were issued to Mr. Jackson, 69,078 Post-Merger Units were issued to Mr. Moore, and 153,237 Post-Merger Units were issued to Mr. Jacobs.
Post-Business Combination Arrangements
Exchange Agreement
In connection with the Closing, we entered into the Exchange Agreement with holders (the “Repay Unitholders”) of the Post-Merger Repay Units, which provides the Repay Unitholders with the right to elect to exchange such Post-Merger Repay Units into shares of Class A common stock (as described below). The Exchange Agreement provides that Repay Unitholders are able to exchange all or any portion of their Post-Merger Repay Units for shares of Class A common stock by delivering a written notice to both Hawk Parent and us and surrendering such Post-Merger Repay Units to us, subject to certain limitations. The current exchange ratio is one Post-Merger Repay Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger Repay Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger Repay Units. If the Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging Repay Unitholder will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Merger Repay Units other than through an exchange for our shares of Class A common stock.
Hawk Parent and each Repay Unitholder will bear its own expense regarding any exchange, except that Hawk Parent will be responsible for transfer tax, stamp taxes and similar duties (unless the applicable holder has requested that the Company issue the shares of Class A common stock in the name of another holder).
Tax Receivable Agreement
In connection with the Closing, we entered into the Tax Receivable Agreement with the Repay Unitholders.
As described above, Repay Unitholders may, subject to certain conditions, exchange their Post-Merger Repay Units for our shares of Class A common stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases adjustments as set forth therein or in an exchange in a sale for cash. Hawk Parent intends to have in effect an election under Section 754 of the Internal Revenue Code for each taxable year in which an exchange of Post-Merger Repay Units for shares of Class A common stock occurs, which is expected to result in increases to the tax basis of the assets of Hawk Parent at the time of an exchange of Post-Merger Repay Units. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Hawk Parent. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
The Tax Receivable Agreement provides for the payment by us to exchanging Repay Unitholders of 100% of the tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain other tax attributes of Hawk Parent and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of the Company and not of Hawk Parent. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the Company (calculated with certain assumptions) to the amount of such taxes that the Company would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of Hawk Parent as a result of the exchanges and had the Company not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Post-Merger Repay Units or distributions with respect to Post-Merger Repay Units before the exchange under the Exchange Agreement.
The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement.
We expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of Hawk Parent, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to the Company by Hawk Parent are not sufficient to permit the Company to make payments under the Tax Receivable Agreement after it has paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by Repay Unitholders. The rights of each party under the Tax Receivable Agreement other than the Company are assignable.
Corsair Stockholders Agreement
In connection with the Closing, we entered into a Stockholders Agreement with Corsair (the “Corsair Stockholders Agreement”). Pursuant to the Corsair Stockholders Agreement, (i) for so long as Corsair and its affiliates beneficially own at least 12% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), Corsair will have the right to select two designees to be nominated for election to our Board by the Nominating and Corporate Governance Committee of the Board (consisting of one Class I director (whose initial term expires at the Company’s annual meeting of stockholders in 2020, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter) and one Class II director (whose initial term expires at the Company’s annual meeting of stockholders in 2021, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter)) and (ii) for so long as Corsair and its affiliates beneficially own at least 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), Corsair will have the right to select one designee to be nominated by the Nominating and Corporate Governance Committee of the Board (with the director’s class depending on which of its prior Corsair designees is then serving, and if none, then Corsair will be entitled to determine whether its designee will be nominated as a Class I director or a Class II director (such designees, the “Corsair Designees”).
In the event that William Jacobs ceases to serve as a director of the Company, Corsair will have the right to select one designee to be nominated by the Nominating and Corporate Governance Committee of the Board as a Class III director (whose initial term expires at the Company’s annual meeting of stockholders in 2022, and whose subsequent terms will last until the Company’s third succeeding annual meeting of stockholders thereafter) a new independent director (the “New Neutral Director” and, either Mr. Jacobs or the New Neutral Director, the “Neutral Director”); provided that, if at the time of such designation Corsair and its affiliates beneficially own less than 23% of the Class A common stock (including pursuant to Post-Merger Repay Units that can be exchanged pursuant to the Exchange Agreement), the Nominating and Corporate Governance Committee of the Board will have the right to approve any such Neutral Director. Each Corsair Designee and New Neutral Director must be eligible to serve as a director, and the Neutral Director and all but one of the Corsair Designees must also be considered “independent”, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). The Corsair Designees and the New Neutral Director may only be removed with the consent of Corsair, and in the event of any vacancy with respect to the seat of a Corsair Designee or the New Neutral Director, we will use our best efforts to fill such vacancy with a person designated by Corsair. We have also generally agreed to use our best efforts to cause the Corsair Designees and the Neutral Director to be elected to our Board. Additionally, any change in the size of our Board requires the consent of Corsair. Each Corsair Designee and the Neutral Director will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards, and will be entitled to the same rights and privileges applicable to all other members of our Board, including indemnification and exculpation rights and director and officer insurance.
Founders’ Stockholders Agreement
In connection with the Closing, the Company entered into a Stockholders Agreement with Mr. Alias and Mr. Morris (together, the “Repay Founders”) (the “Founders’ Stockholders Agreement”).
Under the Founders’ Stockholders Agreement, Mr. Morris and Mr. Alias will serve on our Board (with Mr. Alias being a Class I director and Mr. Morris being a Class III director). The Founders’ Stockholders Agreement provides that (i) if Mr. Morris ceases to serve as Chief Executive Officer of the Company, he will immediately resign as a director and will no longer be entitled to be designated to our Board, and (ii) if Mr. Alias ceases to serve as President of the Company, he will immediately resign as a director and no longer be entitled to be designated to our Board. If Mr. Morris and/or Mr. Alias resign, upon their termination, the Repay Founders together will be entitled to designate one designee for nomination to our Board as an independent director to replace the resigning director(s) (but no more than one independent director in total), which independent director will be subject to the approval of Corsair if Corsair and its affiliates collectively beneficially own at least 5% of the outstanding Class A common stock (including pursuant to Post-Merger Repay Units) (the “Independent Founder Designee” and together with either Mr. Morris and Mr. Alias if serving as a designee under the foregoing provisions, the “Founder Designees”).
Each Founder Designee must be eligible to serve as a director, and the Independent Founder Designee must be independent, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded). Mr. Morris and Mr. Alias may only be removed upon termination of service as described above, and the Independent Founder Designee may only be removed with the consent of the Repay Founders. In the event of any vacancy with respect to the seat of the Independent Founder Designee, we will use our best efforts to fill such vacancy with such person as designed by the Repay Founders (and approved by Corsair, if applicable). We also agree to use our best efforts to cause the Founder Designees to be elected to our Board. Additionally, any change in the size of our Board requires the consent of the Repay Founders. Mr. Morris and Mr. Alias will not be entitled to compensation (other than as officers of the Company and expense reimbursements), but the Independent Founder Designee will be entitled to receive compensation consistent with the compensation received by other non-employee directors, including any fees and equity awards. Each Founder Designee will be entitled to the same rights and privileges applicable to all other members of Board, including indemnification and exculpation rights and director and officer insurance.
Sponsor Stockholders Agreement
In connection with the Closing, the Company entered into a Stockholders Agreement with the Sponsor (the “Sponsor Stockholders Agreement”).
Under the Sponsor Stockholders Agreement for the Sponsor, Peter J. Kight (or in the event of his death or incapacity, Robert H. Hartheimer) (the “Sponsor Designator”) had the right to designate an individual (the “Sponsor Designee”) to be nominated to serve as a Class I director on the Company Board; provided, that such Sponsor Designee must have been eligible to serve as a director, qualify as “independent” and be qualified to serve on the Audit Committee of the Board, in each case under applicable Nasdaq rules (or any other market upon which shares of Class A common stock are then traded), and be willing to serve on the Audit Committee. The Sponsor Designator agreed to continue to designate Mr. Garcia as the Sponsor Designee as long as Mr. Garcia is willing to serve on the Company Board and meets the requirements to serve as the Sponsor Designee as described above.
The Sponsor Stockholders Agreement terminated when the lock-up restrictions under the Insider Letter Agreement expired on January 7, 2020.
Repay Unitholders Registration Rights Agreement
In connection with the Closing, we entered into the Repay Unitholders Registration Rights Agreement with Corsair and the other Repay Unitholders. Under the Repay Unitholders Registration Rights Agreement, the Repay Unitholders are entitled to registration rights that obligate the Company to register for resale under the Securities Act all or any portion of the shares of Class A common stock issuable upon exchange for Post-Merger Repay Units pursuant to the Exchange Agreement so long as such shares are not then restricted under any applicable support agreement or escrow agreement.
Under the Repay Unitholders Registration Rights Agreement, we have agreed to indemnify the Repay Unitholders and each underwriter and each of their respective controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Shares, unless such liability arises from their misstatement or omission, and Repay Unitholders have agreed to indemnify the Company and our officers and directors and controlling persons against all losses caused by their misstatements or omissions in those documents.

Support Agreements
Simultaneously with the execution of the Merger Agreement (other than Richard E. Thornburgh, who entered into such agreement on May 9, 2019), each of (i) Corsair, (ii) John A. Morris and Shaler V. Alias (each of whom are Repay Unitholders who serve as Company directors) (the “Repay Unitholder Directors”) and (iii) Jeremy Schein and Richard E. Thornburgh (each of whom are representatives of Corsair and serve as Company directors) (the “Corsair Directors”) entered into support agreements (collectively, the “Support Agreements”) in favor of Thunder Bridge and Hawk Parent and their present and future successors and subsidiaries (collectively, the “Covered Parties”). The Support Agreements executed by each of Corsair and the Repay Unitholder Directors provided for each of Corsair and the Repay Unitholder Directors to vote in favor of the Merger Agreement and related transactions. They also each agreed to a lock-up for a period of six months after the Closing with respect to the any securities of the Company that they received under the Merger Agreement, and they each agreed to non-competition and non-solicitation covenants.
Amended Operating Agreement
Concurrently with the completion of the Business Combination, the existing amended and restated limited liability company agreement of Hawk Parent was amended and restated in its entirety to become the Amended Operating Agreement. Pursuant to the Amended and Restated Operating Agreement, the Post-Merger Repay Units are entitled to share in the profits and losses of Hawk Parent and to receive distributions as and if declared by the managing member of Hawk Parent and will have no voting rights. The Company, as managing member of Hawk Parent may, in its sole discretion, authorize distributions to the Hawk Parent members. All such distributions will be made pro rata in accordance with each member’s interest in Hawk Parent.
The Amended Operating Agreement also provides for cash distributions, which we refer to as “tax distributions,” to the holders of Post-Merger Repay Units if the Company, as the sole managing member of Hawk Parent, reasonably determines that a holder, by reason of holding Post-Merger Repay Units, incurs an income tax liability. Generally, these tax distributions will be computed based on the Company’s estimate of the net taxable income of Hawk Parent multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of the Company’s income).
Upon the liquidation or winding up of Hawk Parent, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Post-Merger Repay Units, pro rata based on their percentage interests.
Escrow Agreement
In connection with the Business Combination, we entered into an escrow agreement with the Repay Unitholders and Continental Stock Transfer & Trust Company, as escrow agent, whereby we agreed to deposit 60,000 Post-Merger Repay Units to cover any negative post-Closing adjustments to the Merger Consideration for the Closing Adjustment Items. For purposes of the Merger Agreement and the Escrow Agreement, the Escrow Units are ascribed a value of $10.00 per unit, with an aggregate value of $600,000. On October 1, 2019, in connection with the post-closing adjustment provisions of the Merger Agreement, 39,674 Post-Merger Repay Units were cancelled and 20,326 Post-Merger Repay Units were released from escrow and are no longer subject to forfeiture. Of the Post-Merger Repay Units released from escrow, 13,121 Post-Merger Repay Units were released to Corsair, 2,616 Post-Merger Repay Units were released to Mr. Morris (including certain affiliated entities), 2,348 Post-Merger Repay Units were released to Mr. Alias (including certain affiliated entities), 431 Post-Merger Repay Units were released to Mr. Murphy (including certain affiliated entities), 352 Post-Merger Units were released to Mr. Kirk, 144 Post-Merger Units were released to Ms. Perlmutter, 137 Post-Merger Units were released to Mr. Jackson, 105 Post-Merger Units were released to Mr. Moore, and 205 Post-Merger Units were released to Mr. Jacobs.

Earn-Out Units
Pursuant to the Merger Agreement, we agreed to issue up to 7,500,000 additional Post-Merger Repay Units (the “Earn-Out Units”) to Corsair and the other Repay Unitholders as follows (i) if, within the twelve month anniversary of the Closing, the volume weighted average price of the Class A common stock is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the Repay Unitholders would be entitled to receive 50% of the Earn-Out Units; and (ii) if, within the twenty-four month anniversary of the Closing, the volume weighted average price of the Class A common stock is greater than or equal to $14.00 over any 20 trading days within any 30 trading day period, the Repay Unitholders would be entitled to receive 100% of the Earn-Out Units.
On September 30, 2019, the triggering event for the issuance of the first tranche of Earn-Out Units to the Repay Unitholders occurred, as the volume weighted average closing price per share of the Company’s Class A common stock as of that date had been greater than or equal to $12.50 over any 20 trading days within any 30 trading day period. As a result, we issued 3,750,000 Earn-Out Units to the Repay Unitholders on October 1, 2019, which included 2,299,615 Post-Merger Repay Units to Corsair, 458,504 Post-Merger Repay Units to Mr. Morris (including certain affiliated entities), 411,548 Post-Merger Repay Units to Mr. Alias (including certain affiliated entities), 75,415 Post-Merger Repay Units to Mr. Murphy (including certain affiliated entities), 61,645 Post-Merger Units to Mr. Kirk, 25,212 Post-Merger Units to Ms. Perlmutter, 24,022 Post-Merger Units to Mr. Jackson, 18,415 Post-Merger Units to Mr. Moore, and 35,880 Post-Merger Units to Mr. Jacobs.
On December 24, 2019, the triggering event for the issuance of the second tranche of Earn-Out Units to the Repay Unitholders occurred, as the volume weighted average closing price per share of the Company’s Class A common stock as of that date had been greater or equal to than or equal to $14.00 over any 20 trading days within any 30 trading day period. As a result, we issued 3,750,000 Earn-Out Units to the Repay Unitholders on December 31, 2019, which included 2,299,615 Post-Merger Repay Units to Corsair, 458,504 Post-Merger Repay Units to Mr. Morris (including certain affiliated entities), 411,548 Post-Merger Repay Units to Mr. Alias (including certain affiliated entities), 75,415 Post-Merger Repay Units to Mr. Murphy (including certain affiliated entities), 61,645 Post-Merger Units to Mr. Kirk, 25,212 Post-Merger Units to Ms. Perlmutter, 24,022 Post-Merger Units to Mr. Jackson, 18,415 Post-Merger Units to Mr. Moore, and 35,880 Post-Merger Units to Mr. Jacobs.
Unit Purchase Agreement
On June 2, 2020, we completed an underwritten offering of 9,200,000 shares of our Class A common stock. In connection with the offering, on May 28, 2020, we entered into a unit purchase agreement with Corsair to use the net proceeds from 5,200,000 of those shares to purchase an equivalent number of outstanding Post-Merger Repay Units owned by Corsair for a total purchase price of $98,800,000.
Indemnification of Directors and Officers
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporate Law (“DGCL”). In addition, our Articles of Incorporation provide that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.
In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted under the DGCL.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
Review, Approval or Ratification of Transactions with Related Persons
Under Nasdaq Marketplace Rules, our Audit Committee (or another independent body of our Board) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. In accordance with our Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee must review and oversee all related party transactions. For these purposes, a “related party transaction” refers to all transactions for which review or oversight is required by applicable law or Nasdaq rules or that are required to be disclosed in the notes to Repay’s financial statements or in Repay’s SEC filings.
We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Nominating and Corporate Governance Committee, subject to certain exceptions.

AUDITOR FEES
The following table shows the fees for professional services rendered by Grant Thornton for the audit of our annual financial statements for the years ended December 31, 2019 and December 31, 2018, and fees billed for other services rendered by Grant Thornton during those periods.
	2019	2018
Audit Fees(1)	$693,271	$206,085
Audit-Related Fees(2)	52,544	256,260
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	$745,815	$462,345

(1)
Audit Fees.   Audit Fees consist of fees for professional services rendered for the audits of our annual consolidated financial statements, reviews of unaudited condensed consolidated quarterly financial statements, and consent procedures required in connection with our Form S-3 Registration Statements, Form S-4 and Form S-4/A Registration Statements.

(2)
Audit-Related Fees.   Audit-Related Fees consist of fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees.   Tax Fees consist of fees for professional services rendered with respect to federal and state tax compliance and tax advice. This can include preparation of tax returns, claims for refunds, payment planning, and tax law interpretation.

(4)
All Other Fees.   All Other Fees consist of fees for professional services or costs not otherwise reported in Audit Fees, Audit-Related Fees or Tax Fees. There were no other fees billed by Grant Thornton for the years ended December 31, 2019 and 2018.

All audit-related services, tax services and other non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Grant Thornton has served as our independent registered public accounting firm since 2018.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.
We expect that a representative of Grant Thornton will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS
The 2021 Annual Meeting of Stockholders is anticipated to be held in August 2021. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a stockholder intends to be presented at the 2021 Annual Meeting via the proxy statement and form of proxy to be distributed by us in connection with the 2021 Annual Meeting, must be received by the Corporate Secretary of Repay at our principal executive offices no later than February 22, 2021. However, if the 2021 Annual Meeting is held on a date more than 30 days before or after August 5, 2021 (the anniversary date of the 2020 Annual Meeting), stockholder proposals for the 2021 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Stockholder proposals received after this date will be considered untimely under Rule 14a-8.
If a stockholder desires to bring a matter before the meeting that is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in Repay’s Bylaws in order to personally present the proposal at the meeting. One of the procedural requirements is timely notice in writing of the business the stockholder proposes to bring before the meeting. Written notice must be received by the Corporate Secretary of Repay no earlier than April 7, 2021 and no later than May 7, 2021. In the event that our 2021 Annual Meeting is more than 30 days before or more than 70 days after August 5, 2021 (the anniversary date of the 2020 Annual Meeting), the written notice must be delivered or received not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to the 2021 Annual Meeting or (ii) the tenth day following the date on which public announcement of the meeting date was first made.
We reserve the right to decline to include in our proxy materials any stockholder’s proposal that does not comply with the rules of the SEC for inclusion therein. We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a stockholder’s written notice upon written request to the Corporate Secretary of Repay at the address listed above.

REPAY HOLDINGS CORPORATION

Annual Meeting of Stockholders
August 5, 2020 at 10:00 AM EDT

This Proxy is solicited on behalf of the Board of Directors of Repay Holdings Corporation

The stockholder(s) hereby appoint(s) John Morris, Timothy J. Murphy and Tyler B. Dempsey, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Repay Holdings Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on August 5, 2020 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://www.viewproxy.com/Repay/2020 by 5:00 PM EDT on August 3, 2020. On the day of the Annual Meeting of Stockholders, you will be able to join the meeting by using the invite provided after registration.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. These proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of Stockholders or any adjournment thereof in accordance with their judgment.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

The Proxy Statement and Annual Report are available at
http://www.viewproxy.com/Repay/2020

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR each of the following nominees for director:

1. Election of Directors

Nominees:	**FOR**	**AGAINST**	**ABSTAIN**
01 Shaler Alias	☐	☐	☐
02 Richard E. Thornburgh	☐	☐	☐
03 Paul R. Garcia	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Date: ______________________________

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Signature

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Signature (if held jointly)

NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

VIRTUAL CONTROL NUMBER

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☐ Change of Address — Please print new address below

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▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

As a stockholder of Repay Holdings Corporation you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM EDT on August 4, 2020.

As a Registered Holder, you may vote your shares at the Annual Meeting by first registering at http://www.viewproxy.com/Repay/2020 using your Virtual Control Number below. Your registration must be received by 5:00 PM EDT on August 3, 2020. On the day of the meeting, you may log in to the meeting at http://www.viewproxy.com/Repay/2020/VM or through the link provided following registration using the password you received via email in your registration confirmation and follow instructions to vote your shares. Please have your Virtual Control Number with you during the meeting in order to vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the section titled "General Information".

VIRTUAL CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

Please have your 11-digit Virtual Control Number ready when voting by Internet or telephone

INTERNET

Vote Your Shares on the Internet: Go to

http://www.AALvote.com/RPAY

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Shares by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.